23 SEPTEMBER 2009

WABCO FINANCIAL SERVICES SPRL

(as Seller’s Agent)

WABCO FRANCE S.A.S.

(as French Seller)

PARIS TITRISATION

(as Management Company)

SOCIÉTÉ GÉNÉRALE

(as Custodian)

FCT - VAL DUCHESSE TITRISATION

FRENCH RECEIVABLES PURCHASE AND SERVICING

AGREEMENT

Freshfields Bruckhaus Deringer LLP

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Schedule 1	40

Part A - Form of French Seller’s Terms and Conditions	40

Part B - Form of Debtor’s Terms and Conditions	44

Schedule 2 Form of Solvency and Compliance Certificate	45

Schedule 3 Form of Repurchase Request	47

Schedule 4 Form of Retransfer Document	50

Schedule 5 Form of Initial Transfer Offer	52

Schedule 6 Form of Transfer Offer	54

Schedule 7 Form of Transfer Document	56

Part A - Form to be used on the Initial Offer Date	56

Part B - Form to be used on each Offer Date	58

Schedule 8 Form of Notice of Transfer	60

Schedule 9 Form of Payment Instruction Letter	64

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THIS FRENCH RECEIVABLES PURCHASE AND SERVICING AGREEMENT is made on 23 September 2009

BETWEEN:

(1)	PARIS TITRISATION, a société anonyme incorporated under the laws of France, licensed by the Autorité des marchés financiers as a société de gestion, whose registered office is located at 17, Cours Valmy, 92972 Paris La Défense (France), registered with the Trade and Companies Register of Nanterre (Registre du Commerce et des Sociétés de Nanterre) (France) under number 379 014 095, represented for the purposes hereof by a duly authorised representative whose name appears on the signature page, acting for itself and for the account of the fonds commun de titrisation named FCT – Val Duchesse Titrisation (the Management Company acting for the account of the FCT or the French Purchaser);

(2)	SOCIÉTÉ GÉNÉRALE, a société anonyme incorporated under the laws of France, licensed as a credit institution in France by the Comité des Établissements de Crédit et des Entreprises d’Investissement, whose registered office is at 29, boulevard Haussmann, 75009 Paris (France), registered with the Trade and Companies Register of Paris (Registre du Commerce et des Sociétés de Paris) (France) under number 552 120 222, represented for the purposes hereof by a duly authorised representative whose name appears on the signature page (the Custodian).

(3)	WABCO FINANCIAL SERVICES SPRL, a Belgian company with its registered office at Chaussée de Wavre 1789, box 15, Brussels 1160, Belgium (as the Seller’s Agent); and

(4)	WABCO FRANCE S.A.S., a société par actions simplifiée. incorporated under the laws of France registered under number R.C.S. Meaux B 313 497 786 and having its registered office at 44 Avenue Aristide Briand, BP 12, 77410 Claye Souilly, France, (the French Seller and French Servicer).

WHEREAS:

(A) The Management Company and the Custodian have decided to jointly create a French fonds commun de titrisation named “FCT - Val Duchesse Titrisation” (the FCT or the French Purchaser) no later than 23 September 2009, governed by the provisions of Articles L. 214-42-1 to L. 214-49-14 and Articles R.214-92 to R.214-114 of the French Monetary and Financial Code and the FCT Regulations dated the same date as this Agreement, for the purposes of purchasing certain Receivables from the French Seller and issuing Units.

(B) The French Seller wishes to sell and the French Purchaser wishes to purchase from the French Seller, certain receivables, as more particularly described herein, originated from the sale of automotive products by the French Seller to certain Debtors pursuant to certain Contracts, together with the benefit of all related ancillary security and other rights attached thereto, if any, on the terms and subject to the conditions of this French Receivables Purchase and Servicing Agreement.

(C) In order to finance the Purchase Price of the Offered Receivables, the FCT will issue a Senior Unit on the FCT Establishment Date, which shall be subscribed for by the Senior Unit Subscriber on such date. The Residual Units will be subscribed by the Senior Unit Subscriber and by Société Générale.

(D) The FCT has agreed to appoint the French Seller to act as French Servicer in order to carry out the task and duties of managing, servicing and collecting, for the account of the FCT, all amounts due and payable under the receivables sold by the French Seller to the FCT pursuant to this French Receivables Purchase and Servicing Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

1. DEFINITIONS AND INTERPRETATION

1.1 Capitalised terms used in this French Receivables Purchase and Servicing Agreement (the Agreement) including the Recitals and the Schedules shall, except where the context otherwise requires and save where otherwise defined in this Agreement, have the meanings given to them in the Master Definitions Agreement entered into between, inter alia, the parties hereto on or about the date hereof (the Master Definitions Agreement) and this Agreement shall be construed in accordance with the principles of construction set out in the Master Definitions Agreement.

1.2 Where an obligation is expressed in this Agreement to be performed on a date, which is not a Business Day, such date shall be postponed to the first following day that is a Business Day unless that day falls in the next month in which case that date will be the preceding day that is a Business Day.

1.3 Unless expressly provided for to the contrary, all references made in this Agreement to a day are references to a calendar day.

1.4 Unless expressly provided for to the contrary, references to time in this Agreement are to local time in Paris (France).

1.5 Unless expressly provided for to the contrary, all references made in this Agreement to Receivables, Relevant Receivables, Eligible Receivables, Offered Receivables or Purchased Receivables shall include a reference to the related Ancillary Rights and Collateral Security.

1.6 Unless expressly provided for to the contrary, all references made in this Agreement to Collections shall be construed as any and all Collections relating to the French Seller.

1.7 References made in this Agreement to the “French Purchaser” shall be construed as references to the “FCT”, and vice versa. Any references made in this Agreement to the “Management Company” shall be construed as a reference to the Management Company acting in the name and on behalf of the FCT. Any references made in this Agreement to the “FCT” or to the “French Purchaser” shall be deemed references to the Management Company acting in the name and on behalf of the FCT.

2. COMMITMENT TO SELL RELEVANT RECEIVABLES TO THE FCT

2.1 The French Seller agrees to sell and assign (céder) to the French Purchaser, all of the French Seller’s right, title, interest and benefit, present and future, in and to (but excluding, for the avoidance of doubt, any of the French Seller’s obligations under) all, but not less than all, unless otherwise agreed in writing by the parties hereto, of the Relevant Receivables together with any related Ancillary Rights and Collateral Security owing to the French Seller from and including the FCT Establishment Date to but excluding the Commitment Termination Date, in accordance with Clause 3 (Offers to Sell).

2.2 Subject to the terms and conditions of this Agreement and the FCT Regulations, the French Purchaser agrees to purchase all, but not less than all, unless otherwise agreed in writing by the parties hereto, of the Relevant Receivables offered for sale and assignment by the French Seller in accordance with Clause 3.

3. OFFERS TO SELL

3.1 On the Initial Offer Date, the French Seller shall, by delivery, by fax or by e-mail in accordance with Clause 27.4 (Notices), of a duly completed Initial Transfer Offer with attached thereto, or, in the case of delivery by e-mail, contained in the same e-mail, an up-to-date Receivables List by the Seller’s Agent (on behalf of the French Seller) to the French Purchaser by no later than 2.00 p.m. (Paris time) on the Initial Offer Date, offer to sell to the French Purchaser all of its right, title, interest and benefit, present and future, in and to (but excluding, for the avoidance of doubt, any of its obligations under) all, but not less than all, unless otherwise agreed in writing by the parties hereto, of the Relevant Receivables owing to it which were existing on the Initial Assessment Date, as listed in the relevant Receivables List, at a price, for each Offered Receivable, equal to the relevant Purchase Price.

3.2 On each Offer Date falling after the Initial Offer Date until, but excluding, the Commitment Termination Date, the French Seller shall, by delivery, by fax or by e-mail in accordance with Clause 27.4 (Notices), of a duly completed Transfer Offer with attached thereto, or, in the case of delivery by e-mail, contained in the same e-mail, an up-to-date Receivables List by the Seller’s Agent (on behalf of the French Seller) to the French Purchaser by no later than 2.00 p.m. (Paris time) on each Offer Date, offer to sell to the French Purchaser all of its right, title, interest and benefit, present and future, in and to (but excluding, for the avoidance of doubt, any of its obligations under) all, but not less than all, unless otherwise agreed in writing by the parties hereto, of the Relevant Receivables owing to it which were in existence as of the Assessment Date immediately preceding such Offer Date, as listed in the relevant Receivables List, at a price, for each Offered Receivable, equal to the relevant Purchase Price.

3.3 Each Transfer Offer shall be substantially in the form of Schedule 5 or Schedule 6, as the case may be.

3.4 In addition to the Initial Transfer Offer and each subsequent Transfer Offer delivered pursuant to Clause 3.1 and Clause 3.2, the Seller’s Agent in the name and on behalf of the French Seller shall, from and including the Closing Date until the

Agreement Expiry Date, send to the Management Company on each Business Day a computer file (or such other readable format which the French Purchaser may notify to the Seller’s Agent in writing from time to time) (the Daily Report) containing a full list of the Relevant Receivables which were existing as of the immediately preceding Business Day, showing in relation to each such Relevant Receivable, the name and address and account number of the Debtor, the amount due, the Due Date, the invoice number and the invoice date of such receivable (such information being referred to herein as the Debtor and Receivable Data).

4. ACCEPTANCE

4.1 The Management Company shall:

(a)	on the Initial Settlement Date, subject to the Conditions Precedent set out in Clause 8.1 and Clause 8.2 being satisfied, accept to purchase all Offered Receivables referred to in the Initial Transfer Offer and in the Receivables List by paying the Purchase Price to the French Seller (or the Seller’s Agent) in accordance with Clause 7.2 (Payment of Purchase Price); and

(b)	on each Settlement Date, subject to the Conditions Precedent set out in Clause 8.1 and Clause 8.2 being satisfied, accept to purchase all Offered Receivables referred to in the Transfer Offer and in the Receivables List delivered on the immediately preceding Offer Date by paying the Purchase Price to the French Seller (or the Seller’s Agent) in accordance with Clause 7.2 (Payment of Purchase Price).

4.2 Without prejudice to the statutory and regulatory requirements of the FCT under all applicable laws and regulations, the parties hereto acknowledge and agree that before accepting to purchase any Offered Receivable pursuant to Clause 4, neither the Management Company nor the Custodian shall be required to make any independent investigation in relation to the French Seller, the Offered Receivables (including any Ancillary Right or Collateral Security), the Debtors, the Contracts or the compliance with the Relevant Receivables Criteria or the Eligibility Criteria, as the case may be, of any Offered Receivables, save to rely on the assumption that each of the representations and warranties given by the French Seller herein is true and accurate in all material respects when rendered or repeated.

5. TRANSFER OF RECEIVABLES

5.1 Transfer document

(a)	Each assignment of Offered Receivables from the French Seller to the French Purchaser shall be performed by way of delivery of a transfer document (Acte de Cession de Créances) to the Management Company complying with Articles L. 214-42-1 et seq. and Article D.214-102 of the French Monetary and Financial Code (Code monétaire et financier).

(b)	By no later than 9:30 a.m. (Paris time) on each Settlement Date, the French Seller shall execute and send to the Management Company by fax and/or by electronic email the duly executed and dated transfer document (Acte de

Cession de Créances) in the form set out in Schedule 7 which shall contain the means of identification and individualisation (moyens de désignation et individualisation) in respect of the Relevant Receivables that are the subject of the relevant transfer document (Acte de Cession de Créances) (each, a Transfer Document).

(c)	By no later than 4 p.m. (Paris time) on each Settlement Date (or on the FCT Establishment Date for the initial purchase of Relevant Receivables), the Management Company shall deliver each Transfer Document to the Custodian, who shall keep it under its own responsibility in accordance with the provisions of the FCT Regulations and Article D.214-104 of the French Monetary and Financial Code. A copy of the executed and dated Transfer Document shall be delivered to the Seller’s Agent.

5.2 Effect

Pursuant to the provisions of Article L. 214-43 of the French Monetary and Financial Code, the Relevant Receivables that are the subject of a Transfer Document (and all Ancillary Rights attached thereto) shall be transferred from the French Seller to the French Purchaser by delivering to the Management Company, acting on behalf of the French Purchaser, the relevant Transfer Document. Such transfer, as a matter of French law, shall be valid between the French Purchaser and the French Seller and enforceable against third parties (including the Debtors) without any further formalities, irrespective of the origination date, the due date or the maturity date of the Purchased Receivables and regardless of the law governing the Purchased Receivables and the law of the country where the Debtors are located, as at the date affixed on the relevant Transfer Document (Acte de Cession de Créances) upon its delivery to the Management Company.

The parties hereby expressly acknowledge and agree that the relevant transfer of Purchased Receivables shall be automatically and without any further formality rescinded (résolu de plein droit) if the Purchase Price is not paid by the FCT in accordance with Clause 7 (Purchase Price, Set-off and Completion).

5.3 No formalities in relation to Ancillary Rights or Collateral Security

Notwithstanding any provision in this Agreement to the contrary and in particular Clause 5.2, the parties expressly acknowledge and agree that they will not comply with the additional specific formalities, if any, which might be required under any applicable laws and regulations for the transfer to the FCT of any Ancillary Rights or Collateral Security to be enforceable or perfected.

6. ROLE OF SELLER’S AGENT

6.1 Appointment of Seller’s Agent

The French Seller hereby appoints the Seller’s Agent, to act as its lawful representative and lawful agent (mandataire) pursuant to Articles 1984 et seq. of the French Civil Code (Code civil) in its name and on its behalf, and the Seller’s Agent hereby accepts such appointment, with effect from the FCT Establishment Date to deliver an Initial Transfer Offer on the Initial Offer Date and a Transfer Offer on each Offer Date thereafter on its behalf, to receive from or give to the Management Company or the Custodian any notices or documents pursuant to the WABCO Transaction Documents, to deliver Transfer Documents in its name and on its behalf and more generally to perform in the name and on behalf of the French Seller all steps required in relation to the assignment of the Offered Receivables to the FCT in accordance with Clause 5, to accept payment of Purchase Price for such Offered Receivables and to make payments on its behalf, in each case in accordance with the terms of this Agreement.

6.2 Authority of Seller’s Agent

The French Seller agrees that the French Purchaser shall be entitled to assume without further enquiry that any action taken by the Seller’s Agent in connection with the Initial Transfer Offer, any Transfer Offer, receipt of Purchase Price, the making of payments or otherwise in connection with this Agreement, is duly authorised and undertaken in the name and on behalf of the French Seller. In particular, without limiting the foregoing, each of the French Seller and the Seller’s Agent hereby acknowledges and agrees that payment, by way of set-off or otherwise, to the Seller’s Agent as agent in the name and on behalf of the French Seller of any amount by the French Purchaser shall be effective as a payment in respect of the Purchase Price of Offered Receivables to the French Seller and shall irrevocably discharge all obligations and liabilities of the French Purchaser in connection therewith.

6.3 Change of Seller’s Agent

6.4 No change of the Seller’s Agent shall be effective as against the FCT unless the credit committees of each Support Facility Provider have approved the identity of the new Seller’s Agent and the Management Company, acting in the name and on behalf of the FCT, has given its prior written consent to such change, with a copy to the Custodian, such consent not to be unreasonably withheld.

7. PURCHASE PRICE, SET-OFF AND COMPLETION

7.1 Consideration

The consideration payable by the FCT to the French Seller in respect of each Offered Receivable purchased by the FCT shall be the Purchase Price, which shall be equal to the Face Amount of such Offered Receivable in Euro.

7.2 Payment of Purchase Price

The parties agree that the French Purchaser shall, on each Settlement Date, provided that it has received the relevant Transfer Document pursuant to Clause 5 (Transfer of Receivables) and subject to the Conditions Precedent set out in Clause 8.1 and Clause 8.2 being satisfied, pay the Purchase Price in respect of any and all Offered Receivables offered for sale on the immediately preceding Offer Date, less any amount deducted by way of set-off in accordance with Clause 7.3, by wire transfer to the Depositor’s Account. Such payment of the Purchase Price to, including by way of set-off (compensation), the Depositor’s Account, shall be deemed to discharge the French Purchaser’s obligation to pay the Purchase Price to the French Seller hereunder.

7.3 Set-Off

The FCT shall be entitled at all times to set off (compenser) any amount owing at any time from the French Seller, against and up to (jusqu’à concurrence de leur quotité respective) any amount due and payable (exigible) at any time by the FCT under this Agreement or any WABCO Transaction Document to the French Seller.

7.4 Completion

Transfer of title to, and completion of the assignment of, an Offered Receivable shall take place in accordance with the procedure described in Clause 5.

7.5 Completion Collections

The French Seller agrees that in the event that any amounts in connection with an Offered Receivable are received from a Debtor at any time on or after the Business Day on which such Offered Receivable is purchased by the French Purchaser pursuant to Clause 5, such amounts will be for the account of and forwarded to the French Purchaser.

7.6 FCT Order of Priority of Payments

The French Seller hereby acknowledges that, pursuant to the FCT Regulations, any amount due and payable from time to time to it shall be paid by the Management Company in accordance with the FCT Order of Priority of Payments set out in Clause 15 (Payment and Allocations) of the FCT Regulations subject to a copy of the FCT Regulations being delivered to the French Seller.

8. CONDITIONS PRECEDENT

8.1 Initial Conditions Precedent

This Agreement shall come into effect subject to the following conditions precedent having being satisfied or waived by the Management Company in writing on or prior to the Closing Date:

(a)	the French Seller having delivered the following, in form and substance satisfactory to the Management Company, acting in the name and on behalf of the French Purchaser:

(i)	copies of the latest version of its constitutional documents certified by a duly authorised representative to be a true and up to date copy of the original;

(ii)	copies of the resolutions of its Board of Directors authorising the entry into, execution, delivery and performance of, and its obligations under, the WABCO Transaction Documents to be entered into by the French Seller, certified by a duly authorised representative to be a true copy as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

(iii)	a certificate as to the incumbency and signature of the officers or other employees of the French Seller authorised to sign the WABCO Transaction Documents on behalf of the French Seller and any certificate or other document to be delivered pursuant thereto, certified by a duly authorised representative;

(iv)	a completed Solvency and Compliance Certificate in the form set out in Schedule 2; and

(v)	a legal opinion of Barbé - Carpentier - Thibault - Groener & Associés dated the Closing Date as to matters of French law as to due incorporation and corporate capacity of the French Seller, authorisation and due execution of the WABCO Transaction Documents to which each is a party, and other customary matters;

(b)	General:

(i)	due execution and delivery of each of the Transaction Documents by the respective parties thereto, and all documentation to be delivered therewith and fulfilment of all conditions precedent therein;

(ii)	the delivery of a legal opinion of Freshfields Bruckhaus Deringer LLP dated the Closing Date as to matters of French law as to the assignment of the Offered Receivables pursuant to French law, enforceability of the Transaction Documents governed by French law and other relevant matters;

(iii)	on or prior to the FCT Establishment Date, the Rating Agencies have confirmed that the funding provided by Antalis S.A. in respect of the acquisition of Relevant Receivables by the FCT shall not entail the downgrading of the rating of the billets de trésorerie or Euro commercial papers assigned by Moody’s and Standard & Poor’s below P-1 or A-1 respectively or the putting on credit watch with negative implication of this rating; and

(iv)	the proceeds of the subscription of Senior Units and/or the Residual Units to be issued on the FCT Establishment Date pursuant to the FCT Regulations have been credited on the FCT Transaction Account.

8.2 Conditions Precedent prior to any purchase of Offered Receivables

Each event listed below shall constitute a condition precedent to a purchase of any Offered Receivable pursuant to Clause 5 (Transfer of Receivables):

(a)	on the applicable Offer Date and on the immediately following Settlement Date:

(i)	the representations and warranties in Clause 15.1 (Representations and Warranties of the French Seller and French Servicer) and Clause 15.2 (Representations and Warranties of the Seller’s Agent) are correct and will be correct immediately following the payment of the Purchase Price in respect of such Offered Receivable;

(ii)	the French Seller or the French Servicer not being in breach of its obligations under this Agreement;

(iii)	the German Seller or the German Servicer not being in breach of its obligations under the German Receivables Purchase and Servicing Agreement;

(iv)	the Italian Seller or the Italian Servicer not being in breach of its obligations under the Italian Receivables Purchase and Servicing Agreement;

(v)	the Seller’s Agent not being in breach of its obligations under this Agreement, the German Receivables Purchase and Servicing Agreement or the Italian Receivables Purchase and Servicing Agreement;

(vi)	the Insurance Servicer not being in breach of its obligations under the Insurance Servicing Agreement; and

(vii)	no Early Amortisation Event having occurred which has not been waived;

(b)	the French Purchaser’s obligation to pay the relevant Purchase Price and the terms of the relevant Transfer Offer do not violate any applicable law or regulation in force;

(c)	the French Purchaser’s obligation to pay the relevant Purchase Price will not result in the Bank’s Funding exceeding the Maximum Amount of the Bank’s Funding;

(d)	the Settlement Date referred to in any such Transfer Offer does not fall after the Commitment Termination Date;

(e)	the Depositor is not in breach of its obligations under the Subordinated and Additional Deposits and Payments Agreement;

(f)	the FCT can issue, if need be, one or several Units in order to obtain the financing required to fund the Purchase Price of Relevant Receivables on the next Settlement Date, as contemplated in the FCT Regulations; and

(g)	on or prior to the applicable Offer Date the French Seller has delivered a letter in the form set out in Schedule 9 to each Debtor of Offered Receivables offered for sale on such Offer Date, in which each such Debtor is instructed to pay all Relevant Receivables owing or that may become owing by it to the French Purchaser Collection Account.

8.3 Each condition precedent listed in Clauses 8.1 and 8.2 shall be referred to herein as a Condition Precedent.

9. APPOINTMENT OF THE FRENCH SERVICER

9.1 Appointment by the Management Company

Pursuant to the provisions of Article L. 214-46 of the French Monetary and Financial Code, the French Seller, acting in its capacity as French Servicer, will continue to perform the management, servicing and collection of the Purchased Receivables originated by it and sold to the FCT.

The Management Company, acting in the name and on behalf of the FCT hereby appoints the French Servicer, with effect from the Closing Date until the Agreement Expiry Date, to act solely (conjointement et sans solidarité) on its behalf to:

(a)	perform the servicing of the Receivables on behalf of the French Purchaser (but excluding, for the avoidance of doubt, accepting any Offered Receivables on behalf of the French Purchaser);

(b)	provide administration and reporting services in relation to the Purchased Receivables, the Ancillary Rights and the Collateral Security (if any), and the Collections in respect thereof; and

(c)	perform those other functions, duties and obligations as are set out in Clause 15.4(ii) below or as are more particularly described herein,

in all such cases as provided for under this Agreement and the other Transaction Documents.

9.2 Acceptance of Appointment

The French Servicer hereby accepts the appointment pursuant to Clause 9.1 (Appointment by the Management Company) on the terms and subject to the conditions of this Agreement.

9.3 Authority of the French Servicer

During the continuance of its appointment hereunder, the French Servicer shall, on the terms and subject to the conditions of this Agreement, have the full power, authority and right to do or cause to be done any and all things which it reasonably considers necessary, desirable, convenient or incidental to the performance of the functions, duties and obligation delegated to it hereunder.

9.4 Administration of Purchased Receivables and Collections

From, and including, the Closing Date until the Agreement Expiry Date, the French Servicer shall:

(a)	unless otherwise directed by the French Purchaser:

(i)	use all reasonable efforts to ensure that any and all amounts payable by the Debtors of Purchased Receivables, or any of them, in respect of any Invoices or Contracts related to such Purchased Receivables (and the Ancillary Rights and Collateral Security) shall be paid directly to the French Purchaser Collection Account;

(ii)	if, notwithstanding Clause 9.4(a)(i) above, any Collections are received by the French Seller, the French Servicer or the Seller’s Agent in respect of the relevant Purchased Receivables (and the Ancillary Rights and Collateral Security), transfer or procure that the Seller’s Agent transfers any and all such amounts to the French Purchaser Collection Account, immediately upon request of the French Purchaser or, in the absence of such a request, on the immediately following Settlement Date; and

(iii)	take any other action as requested by the French Purchaser to cause any and all Collections to be received directly by the French Purchaser only and not by the French Seller;

(b)	implement and maintain any administrative or operating procedures (including a procedure required in order to recreate records in the event of their destruction);

(c)	keep and maintain all documents, books, records and other information reasonably required for the collection of all Purchased Receivables (including any records as required for the identification of a new Purchased Receivable on each Settlement Date and as required for the daily identification of all Collections of and adjustments to each outstanding Purchased Receivable);

(d)	devote all due care to the performance of its function, duties and obligations and the exercise of its discretions under this Agreement in respect of the Purchased Receivables;

(e)	take or cause to be taken all such actions as may be necessary or advisable to collect each Purchased Receivable and its Ancillary Rights and Collateral Security (if any), with care and diligence and to the same standard as it would apply if such Purchased Receivable and its Ancillary Rights and Collateral Security (if any) were owned by it; and

(f)	take or cause to be taken all necessary action, at its own expense, to recover all amounts due in respect of each Purchased Receivable (and its Ancillary Rights and Collateral Security) from each corresponding Debtor in accordance with its General Policies and Procedures Manual, including (without limitation) commencing and conducting legal proceedings or (if the Contract requires) arbitration procedure against the corresponding Debtor and enforcing any judgment or award obtained to the extent permissible or necessary under any applicable law, in each case in a timely fashion and with care and diligence and to the same standard it would apply if such Purchased Receivable and its Ancillary Rights and Collateral Security (if any) were owned by it.

9.5 Any Collections received by the French Seller, the French Servicer or the Seller’s Agent shall, pending their application to the French Purchaser Collection Account, be held by the French Seller, the French Servicer and the Seller’s Agent for, and at the direction of, the French Purchaser.

9.6 Appointment of Sub-servicer

The French Servicer may not without the prior written consent of the French Purchaser, such consent not to be unreasonably withheld, appoint any person as its sub-agent, sub-contractor or representative to carry out all or any material part of the services to be provided by it under this Agreement.

9.7 Liability of the French Servicer

Any appointment as referred to in Clause 9.6 shall not in any way relieve the French Servicer from its obligations under this Agreement, for which it shall continue to be liable as if no such appointment had been made and any failure by a sub-servicer to perform the services expressed to be performed by the French Servicer hereunder shall be treated as a breach of this Agreement by the French Servicer.

9.8 No Liability to Sub-Servicer

The French Purchaser shall not have any liability to a sub-servicer or any other person appointed pursuant to Clause 9.6 whatsoever in respect of any cost, claim, charge, loss, liability, damage or expense suffered or incurred whatsoever by a sub-servicer or any such person in connection with this Agreement.

9.9 Exclusion of Liability

The French Servicer shall have no liability for the obligations of any Debtor and nothing in this Agreement or any other agreement or document executed pursuant to or in connection with the WABCO Transaction Documents shall constitute a guarantee, or similar obligation, by the French Servicer (in its capacity as servicer) of the performance by any Debtor owing any payment obligation in respect of a Purchased Receivable.

10. CONTRACTUAL DOCUMENTS AND FILES

10.1 The Custodian will be responsible for the custody of the assets of the FCT. Nevertheless, the French Servicer shall act as depository of the Purchased Receivables, in compliance with the following cumulative conditions referred to Article D.214-104 1° to 3° of the French Monetary and Financial Code:

(a)	the Custodian shall ensure, under its own liability, the custody of the Transfer Documents (Actes de Cession de Créances) evidencing the assignment of such Purchased Receivables to the FCT;

(b)	the French Servicer shall ensure, under its own liability, the custody of the records and other agreements and instruments relating to such Purchased Receivables (including Contracts), shall implement to that effect custody procedures and shall procure that a regular and independent internal supervision of such procedures is carried out annually;

(c)	the French Servicer shall, to the extent required by law or to preserve the rights of the FCT in relation to the Receivables or the Collections, maintain, implement and keep records and procedures to ensure custody, as from the assignment, of documents relating to the Purchased Receivables subject to and in accordance with Article D.214-102 and Article D.214-104 of the French Monetary and Financial Code and in respect of any documents relating to the Ancillary Rights attached to the Purchased Receivables, including in connection with their eventual amendment, release or enforcement. The French Servicer shall maintain and keep custody of such records at the financial department of its offices located at 44 Avenue Aristide Briand, BP 12, 77410 Claye Souilly, France, and

(d)	the French Seller shall use its best endeavours to make available as soon as possible, upon reasonable and justified request (subject to 60 Business Days notice), the agreements referred to in paragraph (b) of this Clause 10.1 to the Management Company or the Custodian.

10.2 Upon the termination of the appointment of the French Servicer, the French Servicer shall, in respect of the Purchased Receivables then outstanding, immediately deliver, or procure the delivery, to the replacement servicer of the records in relation to Purchased Receivables which shall be kept in safe custody and under its control until the Agreement Expiry Date, provided that the French Servicer shall have the right to make and retain such copies of any such records as it desires.

10.3 It is expressly agreed that the French Servicer shall perform its undertakings under this Clause 10 at its own cost and expense.

11. FRENCH SERVICER TERMINATION EVENT

11.1 Termination by the Management Company

The Management Company may at any time by notice in writing to the French Servicer, terminate the appointment of the French Seller as French Servicer in respect of the functions, duties and obligations carried out by the French Servicer on behalf of the FCT under this Agreement with effect automatically (de plein droit) from the date (not earlier than the date of the notice) specified in the notice. Upon any such termination of the French Servicer’s appointment the appointment of any sub-servicer will immediately be terminated and Clause 9.8 shall apply.

The Management Company shall be entitled to substitute a replacement servicer to the French Servicer in relation to the servicing of the Purchased Receivables in accordance with article L. 214-46 of the French Monetary and Financial Code.

11.2 Replacement servicer

Upon the termination of the appointment of the French Servicer, the Management Company shall be entitled (but not obliged) to appoint and substitute any entity (entité) as replacement servicer in relation to the French Servicer obligations to manage, collect and service the Purchased Receivables under this Agreement, in accordance with, and subject to, the provisions of Article L. 214-46 of the French Monetary and Financial Code. In connection with such substitution:

(a)	the Management Company (or the replacement servicer) shall inform the Debtors of the transfer of the servicing of the Purchased Receivables to the replacement servicer by delivering to the said Debtors a Notice of Transfer in the form set out in Schedule 8 (Form of Notice of Transfer); and

(b)	the Management Company (or replacement servicer) shall notify such Debtors, by means of such notice of transfer, to make all payments with respect to the Purchased Receivables to the relevant FCT Transaction Account or to any new bank accounts opened in the name or for the benefit of the FCT.

11.3 Redelivery of Records

Upon termination of the appointment of the French Servicer, the French Servicer shall immediately deliver or make available to the Management Company or the Custodian (or any person appointed by them) or as the Management Company or the Custodian may direct, all Records relating to the Purchased Receivables and all Contracts, records, books of account, papers, records, registers, computer tapes and discs and any duplicates thereof, statements, correspondence and documents in its possession or under its control relating to the affairs of the French Purchaser or belonging to the French Purchaser, any monies then held by the French Servicer on behalf of the French Purchaser and any other assets of the French Purchaser and shall take such further action as the Management Company or the Custodian (or any person appointed by it) may reasonably direct.

11.4 Survival of Rights and Obligations

With effect from the date of termination of this Agreement, the rights and obligations of the French Servicer under this Agreement shall cease, all authority and power of the French Servicer under this Agreement shall be terminated and shall be of no further effect and the French Servicer shall no longer hold itself out in any way as the agent of the FCT, but such termination shall be without prejudice to (a) any liabilities of the French Servicer to the FCT incurred before the date of termination, and (b) any liabilities of the French Purchaser incurred to the French Servicer before the date of termination.

12. PERFECTION OF ASSIGNMENT AGAINST DEBTORS

At any time, the French Purchaser may serve a notice in the form of Schedule 8 (Form of Notice of Transfer to Debtors) in accordance with any means deemed appropriate by the French Purchaser on any Debtor relating to a Purchased Receivable, and copied to the French Seller, for the purposes of (i) notifying the Debtor of the French Purchaser’s title and ownership in the Purchased Receivables, and/or (ii) instructing each relevant Debtor to direct all future payments in connection with the Purchased Receivable to such account as the French Purchaser may deem necessary or desirable.

13. DEEMED COLLECTIONS AND DILUTIONS

13.1 Deemed Collections

If, at any time on or after a Transfer Date in respect of a Purchased Receivable:

(a)	delivery of a Transfer Document ceases to result in a perfect transfer of the Purchased Receivables concerned and all Ancillary Rights and Collateral Security related thereto; or

(b)	any of the representations and warranties set out in Clause 15.3 in respect of a Purchased Receivable proves to have been incorrect when made and remains incorrect; or

(c)	such Purchased Receivable was not a Relevant Receivable at the time it was sold or, if identified as an Eligible Receivable at the time it was sold, proves not to have been an Eligible Receivable at such time; or

(d)	any judicial or arbitration proceedings are commenced by a Debtor against a French Seller in connection with the sale of the goods related to any Purchased Receivable, or the delivery or failure to deliver such goods, or the performance or the failure to perform by the French Seller of any of its obligations to that Debtor in relation to the existence and/or the amount of a Purchased Receivable or a Purchased Receivable becomes irrecoverable by reason of the breach by the French Seller of the relevant Contract; or

(e)	any conflict, claim or dispute arises resulting from the issue, remittance, delivery or endorsement of a negotiable instrument or promissory note (excluding, for the avoidance of doubt, a conflict, claim or dispute in relation to the Contract to which such instrument or promissory note relates) and/or the notification by the French Purchaser to a Debtor of a negotiable instrument or promissory note or the acceptance by a Debtor of a negotiable instrument or promissory note presented by the French Purchaser;

(f)	a Purchased Receivable does not exist and/or has been cancelled, in whole or in part;

(g)	a claim for reduction of value added tax does exist;

(h)	any Contract which gives rise to a Purchased Receivable is cancelled or terminated and the relevant goods have been billed but remained to be delivered by the French Seller on the termination date of such Contract; or

(i)	any exchange fees or any bank charges or other expenses are charged by a bank in connection with a payment made in relation to a Purchased Receivable,

provided, for the avoidance of doubt, each of the above events giving rise to a Deemed Collection does not arise as a consequence of the failure by any Debtor to pay in whole or in part any of the amounts owed by it under the relevant Purchased Receivable solely as a result of the insolvency of such Debtor after the relevant Transfer Date (each affected Purchased Receivable, a Non-Conforming Receivable), then the French Seller shall, or shall procure that the Seller’s Agent shall, (i) on the next Settlement Date after having become aware of such Non-Conforming Receivable or (ii) immediately upon request of the French Purchaser (whichever is earlier), in respect of each Non-Conforming Receivable (except in the case where such circumstance is of the type described or otherwise envisaged in Clause 13.2(a) or Clause 13.2(b)), pay to the French Purchaser out of its own resources, (i) except in the case of Clause 13.1(g) or Clause 13.1(i) above an amount equal to the Purchase Price paid by the French Purchaser to the French Seller in respect of such Non-Conforming Receivable, less any Collections previously received by the French Purchaser in respect of such Non-Conforming Receivable and (ii) in the case of Clause 13.1(g) or Clause 13.1(i) above, an amount equal to the claim for reduction of value added tax, or the amount of such fees, charges or other expenses.

13.2 Dilutions

If at any time:

(a)	there becomes available or arises any set-off, counterclaim, defence or deduction in respect of a Purchased Receivable or any other Receivable owing to the French Seller by a Debtor; or

(b)	any Dilution occurs in relation to a Contract or an Invoice under which a Purchased Receivable or any other receivable owing to the French Seller by a Debtor, arises or in relation to any other transaction between the French Seller and the relevant Debtor with respect to a Purchased Receivable or any other receivable owing to the French Seller by such Debtor,

(provided, for the avoidance of doubt, that none of the above events occurs solely as a result of the insolvency of the concerned Debtor after the relevant Transfer Date), then the French Seller shall, or shall procure that the Seller’s Agent shall, (i) on the next Settlement Date after having become aware of such the circumstances set out under (a) and (b) above or (ii) immediately upon request of the French Purchaser (whichever is earlier), pay to the French Purchaser and credit the FCT Transaction Account out of its own resources an amount equal to the amount of such set-off, counterclaim, defence, deduction or Dilution.

13.3 Any duty of the French Seller to make payment of any amount in respect of a Purchased Receivable pursuant to Clauses 13.1 or 13.2 shall give rise to a Deemed Collection in respect of such Purchased Receivable.

14. OPTION TO REPURCHASE

14.1 Pursuant and subject to Article L. 214-43 of the French Monetary and Financial Code, the French Seller shall have the right but not the obligation, to request to repurchase from the FCT one or more Purchased Receivables which have become due (créances échues) or which have been accelerated (créances déchues du terme) pursuant to the meaning ascribed to each such terms in the French Monetary and Financial Code (which request, for the avoidance of doubt, the FCT may decline), by delivering to the French Purchaser a written request (the Repurchase Request) in the form set out in Schedule 3 (Form of Repurchase Request).

14.2 On the Settlement Date immediately following delivery of such Repurchase Request, or, if such Settlement Date falls less than five (5) Business Days after the delivery of the Repurchase Request, on the Settlement Date thereafter, provided that the French Purchaser has countersigned and delivered to the French Seller such Repurchase Request and that any conditions precedent to such repurchase stipulated by the French Purchaser have been satisfied, the French Seller shall pay to the French Purchaser the Face Amount of the Purchased Receivables identified in the Repurchase Request less any Collections previously received in respect of such Purchased Receivables by the French Purchaser (the Repurchase Amount).

14.3 Notwithstanding any provision to the contrary in this Agreement, if the Repurchase Amount corresponding to the Purchased Receivables relating to any Repurchase Request is not paid in full by the French Seller on the corresponding Settlement Date, no repurchase of such Relevant Receivables shall take place on the Settlement Date and any Transfer Document (Acte de Cession de Créances) relating thereto shall be automatically null and void. Any such partial payment shall be either returned to the French Seller or applied by way of set-off against any payment obligation of the French Seller in accordance with Clause 7.2.

15. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE FRENCH SELLER AND THE FRENCH SERVICER

15.1 Representations and Warranties of the French Seller and the French Servicer

The French Seller and the French Servicer in such capacity hereby represents and warrants to the Management Company and the Custodian as of the date hereof, and shall be deemed to represent and warrant to the Management Company and the Custodian on each day until the Agreement Expiry Date that:

(a)	Status: it is a corporation duly incorporated under the laws of France, is not Insolvent and has not taken any steps with a view to commencing Insolvency Proceedings;

(b)	COMI: its centre of main interests for the purposes of the Council Regulation (EC) No. 1346/2000 on insolvency proceedings is based in France and that it has no establishments outside France;

(c)	Powers and Authorisations: the execution, delivery and performance by the French Seller of this Agreement and the transactions contemplated hereby are within its corporate powers, have been duly authorised by all necessary corporate action, require no action by or in respect of, or filing, recording or enrolling with, any governmental body, agency, court official or other authority, and do not contravene, or constitute a default under, any provision of applicable law or regulation, by-laws or other constituting document of the

French Seller as amended from time to time or of any agreement, judgment, injunction, order, decree or other instrument biding upon the French Seller or result in the creation or imposition of any Security Interest on the assets of the French Seller (other than in favour of the French Purchaser pursuant to this Agreement);

(d)	Legal Validity: this Agreement and each other WABCO Transaction Document to which it is a party when executed by it will constitute its legal, valid and binding obligations enforceable against it in accordance with its terms;

(e)	Information: all information furnished by the French Seller to the French Purchaser for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the French Seller to the French Purchaser will be, true and accurate in every material respect, on the date that such information is stated or certified and does not omit to state any fact necessary to make the statements contained therein not misleading, and it is not aware of any fact, information or circumstance the omission of which from such information or reports would affect an assessment of the rights being acquired in relation to any Relevant Receivables, the enforceability or collectability of the Purchased Receivables or the transactions and arrangements contemplated by this Agreement and each other WABCO Transaction Document to which it is a party;

(f)	Pari Passu Ranking: its obligations under this Agreement and each other WABCO Transaction Document to which it is a party are and will at all times be direct, unconditional and general obligations which rank equally with all its other unsecured obligations and liabilities, present or future, actual or contingent, save for unsecured obligations and liabilities accorded preference over its other unsecured obligations and liabilities pursuant to any mandatory provision of the laws of France;

(g)	No Default: to the best of its knowledge, no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any such law, statute, decree, rule, regulation, order, judgment, injunction, decree, resolution, determination or award or any agreement, document or instrument by which it or any of its assets is bound or affected, in each case which could adversely affect its ability to observe or perform its obligations under or in connection with this Agreement and each other WABCO Transaction Document to which it is a party or which, in the reasonable determination of the French Purchaser, could adversely affect the interests of the French Purchaser in connection with transactions contemplated by this Agreement or any other WABCO Transaction Document;

(h)	Taxes on Payments: all amounts payable by the French Seller, the French Servicer or the Seller’s Agent under the WABCO Transaction Documents may be made free and clear of and without deduction for or on account of any Tax;

(i)	Accounts: its, and the Parent’s, most recently delivered audited financial statements or consolidated financial statements, as the case may be, (including the income statement and balance sheet) have been prepared on a basis consistently applied in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation and give a true and fair view of its results for the relevant period and the state of its financial condition and affairs at their date;

(j)	No Material Adverse Change: since its most recent audited financial statements, there has been no change in its business or operations which could have a Material Adverse Effect, excluding any event or condition disclosed in writing to the Purchaser prior to the date of this Agreement or described in the most recent Form 10-Q filed with the SEC prior to the date of this Agreement;

(k)	No Early Amortisation Event: no Early Amortisation Event or Potential Early Amortisation Event has occurred;

(l)	No Litigation: to the best of its knowledge, no litigation to which it is a party or which any third party has brought against it in any court, arbitral, tribunal or public or administrative body or otherwise and which, if adversely determined could have a Material Adverse Effect or which, in the reasonable determination of the French Purchaser, could adversely affect the interests of the French Purchaser in connection with the transactions contemplated by this Agreement or any other WABCO Transaction Document, exists or, to the best of its knowledge, is threatened to exist at the present time, other than the European Commission Investigation as disclosed in the most recent Form 10-Q filed by the Parent with the Securities and Exchange Commission prior to the date of this Agreement;

(m)	Business: the documents which contain or establish its constitution include provisions which give it power and authority, and all necessary corporate authority has been obtained and action has been taken, for it to own its assets, carry on its business and operations as they are now being conducted;

(n)	Licences: it has all necessary licences for carrying on the enforcement, collection and origination of the Receivables and the performance of its obligations under this Agreement and each other WABCO Transaction Document to which it is a party;

(o)	General Policies and Procedures Manual: its General Policies and Procedures Manual represents in all respects an accurate summary of the credit and collection policies employed by it;

(p)	Ownership: its Parent owns and controls (whether directly or indirectly) 100% of the issued and paid up share capital and voting rights of the French Seller and the French Servicer;

(q)	Immunity : The execution by it of each of the WABCO Transaction Documents to which it is party constitutes, and its exercise of its rights and performance of its obligations under each such WABCO Transaction Document will constitute, private and commercial acts done and performed for private and commercial purposes;

(r)	Submission to Jurisdiction: it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in the jurisdiction of its incorporation in relation to any WABCO Transaction Document;

(s)	Compliance with Laws: it carries on its business in accordance with all applicable laws and regulations where failure to do so might have a Material Adverse Effect;

(t)	Taxes: All required returns have been delivered by it or on its behalf to the relevant taxation authorities and it is not in default in the payment of any Taxes (save for Taxes contested in good faith), and no claim is being asserted with respect to any Taxes;

(u)	Jurisdiction/governing law: its irrevocable submission under the Master Definitions Agreement to the jurisdiction of the courts of France, its agreement that this Agreement is governed by the laws of France; and its agreement not to claim any immunity to which it or its assets may be entitled, are legal, valid and binding under the laws of the jurisdiction of its incorporation; and

(v)	Recognition of Foreign Judgment: any judgment obtained in The Netherlands or Belgium in legal proceedings based on or in connection with the WABCO Transaction Documents will be recognised and enforced by the courts of the jurisdiction of its incorporation without re-examination or re-litigation of the matter thereby adjudicated.

15.2 Representations and Warranties of the Seller’s Agent

The Seller’s Agent hereby represents and warrants to the French Purchaser as of the date hereof, and shall be deemed to represent and warrant to the French Purchaser on the Initial Offer Date and on each Offer Date thereafter, in the terms of its representations and warranties under Clauses 15.1(a) through 15.1(v) above, but excluding Clause 15.1(o), as if such representations and warranties were set out in this Clause 15.2 in their entirety, except that any references therein to the “French Seller” or the “French Servicer” shall be construed as references to the “Seller’s Agent” and any references therein to “France” shall be construed as references to “Belgium” for the purpose of this Clause 15.2

15.3 Representations and Warranties relating to the Receivables

The French Seller hereby represents and warrants to the Management Company and to the Custodian as of the date hereof, and shall be deemed to represent and warrant to the Management Company and to the Custodian on the Initial Offer Date and on each day until the Agreement Expiry Date, that:

(a)	Relevant Receivables: Each Offered Receivable exists and has been originated by the French Seller in its own name and for its own account and is a Relevant Receivable and an Eligible Receivable;

(b)	No Attachment: none of the Offered Receivables are or have been the subject of any prior transfer or assignment, subrogation, delegation, attachment or seizure whatsoever (whether in whole or in part), nor of any security interest, lien or encumbrance whatsoever and there exists no impediment to its assignment or transfer in accordance with the WABCO Transaction Documents;

(c)	Accuracy of Information: the information provided in respect of each Offered Receivable in the Offer Letter, the Receivables List, the Daily Report and any related disk or electronic support is complete and accurate;

(d)	Good Title: the French Seller holds, and has at all times held since the time of origination, full and unencumbered title to, and is and has been at all times since the time of origination the sole and unencumbered owner of, each Offered Receivable and none of the Offered Receivables have been assigned or sold by the French Seller to any person other than the French Purchaser;

(e)	Validity of Assignment:

(i)	the Offered Receivables are obligations which can be transferred by way of sale and assignment, such transfer is not subject to any contractual or legal restrictions, including, for the avoidance of doubt, any applicable data protection laws; and

(ii)	on completion of the sale of each Offered Receivable in accordance with this Agreement, the French Purchaser will obtain full title to and ownership of such Offered Receivable free of any Security Interest (including, for the avoidance of doubt, any retention of title claims) and such Offered Receivable will not be available to the creditors of the French Seller in the event of its insolvency;

(f)	Applicable Terms and Conditions: each Offered Receivable is either subject to the French Seller’s terms and conditions of sale set out in Schedule 1 Part A or, in the case of Offered Receivables owing by those Debtors identified in Schedule 1 Part B, to the terms and conditions set out in Schedule 1 Part B as may be amended from time to time (the Applicable Terms and Conditions);

(g)	Validity of Terms and Conditions: the terms governing each Offered Receivable are set out exclusively in the Applicable Terms and Conditions and the Applicable Terms and Conditions are legal, valid and binding and their provisions contain retention of title clauses;

(h)	Enforceability: each Offered Receivable constitutes legal, valid and binding obligations of the relevant Debtor and such obligations are enforceable in accordance with their respective terms;

(i)	No Termination or Defence: the Contract under which an Offered Receivable arises is not and will not be subject to any right of rescission, set-off, counterclaim, deduction or withholding whatsoever or subject to any valid Security Interest or claim of any nature in favour of any other person or other defence;

(j)	General Policies and Procedures Manual:

(i)	it has complied in all material respects with the French Seller’s General Policies and Procedures Manual (in force at such time) in entering into the Contract under which the relevant Offered Receivable arises and in relation to the administration of each such Offered Receivable to the date on which it is purchased hereunder (which criteria have been consistently applied in the management of the business of the French Seller);

(ii)	the terms of the relevant Contract and the related Invoice require, and it has taken all reasonable steps to require, that each relevant Debtor makes payment of each relevant Offered Receivable to the French Purchaser Collection Account; and

(iii)	all of the French Seller’s operations, records and systems relating to the Offered Receivables and the Purchased Receivables are maintained at the registered address of the French Seller, and are up-to-date and conform with applicable laws;

(k)	Identification: with effect from the time when an Offered Receivable is purchased on the FCT Establishment Date in respect of the first purchase of Receivables and on any subsequent day on which the Receivables come into existence, the records and all other documents provided by the French Seller including without any limitation the Daily Report, shall identify and individualise (désigner et individualiser) the relevant Offered Receivable existing as of the corresponding Offer Date;

(l)	Obligations of the French Purchaser: the French Purchaser shall not have any obligation or liability in connection with any Purchased Receivable or the corresponding Contract and it cannot be required to perform any of the obligations whatsoever (including, but not limited to, any obligation of reimbursement in favour of the relevant Debtor) of the French Seller (or one of its agents) under the terms of the said Contract.

15.4 The French Seller’s and French Servicer’s Undertakings

The French Seller and the French Servicer hereby agrees and undertakes for the benefit of the French Purchaser until the Agreement Expiry Date:

(a)	Provision of Financial Statements: that it shall until the Agreement Expiry Date deliver to the French Purchaser as soon as the same become available, but in any event within 180 days after the end of each financial year, its most recently audited consolidated financial statements or non-consolidated financial statements, as the case may be, (including balance sheet, profit and loss and cash flow statements) and in each case the related auditor’s reports as are periodically published;

(b)	Litigation, arbitration and administrative proceedings: that it shall until the Agreement Expiry Date deliver to the French Purchaser promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which, if adversely determined, might have a Material Adverse Effect, provided that no such disclosure shall be required in respect of the European Commission Investigation unless the Parent fails to comply with its disclosure obligations in respect thereof pursuant to the Guarantee and Subordination Agreement;

(c)	Solvency Certificate: that it shall (i) on the Closing Date and (ii) on a half-yearly basis until the Agreement Expiry Date, deliver to the French Purchaser an executed copy of a Solvency and Compliance Certificate in the form set out in Schedule 2 and dated the date of delivery;

(d)	Compliance: that it shall comply in all respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which, to the best of its knowledge, it may be subject;

(e)	Provision of Information: that it shall provide to the French Purchaser any information, documents, records or reports relevant to an Offered Receivable, any Debtor, any Purchased Receivable, the French Seller, the French Servicer or the financial condition of any of them to which the French Purchaser is reasonably and properly entitled under this Agreement;

(f)	Provision of Invoices: that it shall, upon request, provide to the French Purchaser a copy of the Invoices relating to the Purchased Receivables;

(g)	Changes to General Policies and Procedures and Other Information: that it shall:

(i)	notify the French Purchaser of any material change to its General Policies and Procedures Manual at least 30 days prior to implementation or within such other timeframe as may be agreed between the French Purchaser and the French Seller;

(ii)	not make any material change to its General Policies and Procedures Manual without the prior written consent of the French Purchaser if the proposed change or amendment would be reasonably likely to adversely affect the collectability of the Purchased Receivables or decrease the credit quality of any newly created Purchased Receivables; and

(iii)	provide the French Purchaser such other information (including non-financial information) as the French Purchaser may from time to time reasonably request;

(h)	Records: that it shall keep and maintain Records to the order of the French Purchaser on a Receivable by Receivable basis. The French Seller shall give the French Purchaser prior written notice of any material change to its administrative and operating procedures in relation to the keeping and maintaining of Records. These Records and the French Seller’s corresponding systems shall include a capability which is acceptable to the French Purchaser to recreate Records and data in respect of the Purchased Receivables in the event of their loss, damage or destruction. The information and records shall be adequate to permit the identification of each Purchased Receivable, and the daily identification of all Collections in respect of, and any losses in relation to, each Purchased Receivable;

(i)	Perform Contracts: that it shall, at its expense, in a timely and commercially reasonable manner, fully perform and comply with all provisions, covenants and other undertakings required to be observed by it under each Contract relating to the Purchased Receivables;

(j)	Compliance with General Policies and Procedures Manual: that it shall comply with the applicable General Policies and Procedures Manual with regard to all Purchased Receivables, any Collateral Security and the related Contract;

(k)	No Other Assignment: that it shall not sell, assign or otherwise dispose of, create or suffer to exist any Security Interest upon or with respect to any goods the subject of any Purchased Receivable, any Purchased Receivables, Ancillary Rights or related Contract or Collateral Security, or assign any right to receive income in respect thereof or attempt, purport or agree to do any of the foregoing;

(l)	No waiver, etc.: that it shall not in any way extend, amend or otherwise modify the payment or any other material terms of any Purchased Receivable or of any Contract related thereto except in its capacity as French Servicer and in that case only with the prior written consent of the French Purchaser;

(m)	Assist Auditors: that it shall assist the French Purchaser’s auditors and provide to them such information in relation to the Purchased Receivables, Collections and other matters in relation to this Agreement as they may reasonably request.

(n)	Credit Insurance Policies: that it shall

(i)	materially maintain its credit insurance policies as currently in force and subscribe and maintain such other credit insurance policies as may be imposed by law or which is customary or commercially reasonable in the French Seller’s business, and to comply with its contractual obligations under those credit insurance policies;

(ii)	inform the French Purchaser prior to the expiry, or proposed modification of the terms, of the Insurance Policy (as defined in the Insurance Servicing Agreement) and any other credit insurance policy to which it is party or from which it benefits; and

(iii)	not amend the terms of the Insurance Policy without the prior written consent of the French Purchaser, such consent not to be unreasonably withheld;

(o)	Notification of Early Amortisation Event: that it shall notify the French Purchaser immediately upon being notified of or becoming aware of the occurrence of any Early Amortisation Event or Potential Early Amortisation Event;

(p)	Consents: that it shall obtain and maintain all authorisations, approvals, consents, agreements, licences, exemptions and registrations and to make all filings or obtain all documents, including (without limitation) in relation to the protection of personal data, needed at any time for the purposes of:

(i)	the entry into and performance of the WABCO Transaction Documents to which it is a party; and

(ii)	owning its assets and carrying on its business;

(q)	Tax Payments: that it shall pay all applicable Taxes and make all relevant returns in respect of any Taxes in relation to the goods and services supplied under the Contracts which originate the Purchased Receivables;

(r)	Further Assurance: that from time to time it will, at its own cost, at the request of the French Purchaser, promptly execute and deliver all instruments and documents, and take all further action as the French Purchaser may reasonably request in order to perfect, protect or more fully evidence the French Purchaser’s interest in the Purchased Receivables, Ancillary Rights and Collateral Security and any proceeds thereof including, if requested, promptly giving notice to the relevant Debtors of the sale of the Purchased Receivables to the French Purchaser;

(s)	Appropriation of Payments: if a person owing a payment obligation in respect of a Purchased Receivable makes a general payment to the French Seller on account both of a Purchased Receivable and of any other monies due for any reason whatsoever to the French Seller and makes no apportionment between them then such payment shall be treated as though the person had appropriated it first to the Purchased Receivable and the proceeds of or comprised in such payment up to the full amount due or to become due in respect of the Purchased Receivable shall accordingly be the property of the French Purchaser and the French Seller shall treat that amount as a Collection;

(t)	Delivery of Contracts: that it shall at its own cost and expense:

(i)	deliver to the servicer, if different from the French Seller, for the benefit and in the name of the French Purchaser, within five (5) Business Days after having received a written request by such servicer, the originals of all Contracts and Invoices relating to each of the Purchased Receivables; and

(ii)	keep an up-to-date copy of the contents of each Contract and Invoice relating to each Purchased Receivable and provide such copy to the French Purchaser or to any person nominated by it as soon as practicably in order to allow the French Purchaser to verify the compliance of any Offered Receivable or Purchased Receivable with the relevant criteria, or enable the French Purchaser to enforce its rights in respect of any Purchased Receivables;

(u)	Access: that it shall at all times, upon receipt of prior reasonable written notice, permit the French Purchaser (or its auditors or duly authorised officers, employees or agents):

(i)	access at all reasonable times during normal business hours to verify, audit, inspect and copy all Records and verify all information systems maintained by it relating to the Purchased Receivables; and

(ii)	take such other steps as they from time to time reasonably think fit for the purpose of verifying or obtaining information concerning any of the Purchased Receivables and to discuss matters relating to the Purchased Receivables with the auditors of the French Servicer or any of the officers, employees or agents of the French Servicer which have knowledge of such matters;

(v)	Audit: that it shall, upon the French Purchaser’s reasonable written request, arrange within five (5) Business Days, at the French Seller’s cost, for an audit (by a qualified independent expert satisfactory to the French Purchaser) of the Relevant Receivables originated by it and the collection procedures applying in relation to such Relevant Receivables;

(w)	No Action: that it shall not take any initiative or action in respect of the Purchased Receivables, the Contracts, the sale terms and conditions usually accepted and generally used in respect of the relevant type of business or the delivery of goods or works and/or provision of services that could affect the validity or the recoverability of the Purchased Receivables in whole or in part, or which could harm, in any other way, the interest of the French Purchaser in the Purchased Receivables or in the corresponding rights, except if and where expressly permitted by the WABCO Transaction Documents or the French Seller’s General Policies and Procedures Manual;

(x)	Insurance: that it shall insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business as it normally insure and comply with any requirements as to insurance in place arising out of its capacity as collection agent for the French Purchaser in respect of the Purchased Receivables transferred by it;

(y)	Maintenance of status: that it shall do all such things as are necessary to maintain its corporate existence and ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions;

(z)	Transfer Documents and magnetic or electronic supports: that it shall procure that all information and particulars relating to Receivables appearing in each Receivables List, Transfer Document and Daily Report delivered by it is accurate and complete and does not omit any information and particulars which would result in any Receivables List, Transfer Document or Daily Report being misleading (and shall promptly notify the French Purchaser upon it becoming aware that this is not in any instance the case);

(aa)	Rating Agencies: that it shall promptly comply with the requirements of the Rating Agencies (as notified by the Purchaser to the Depositor) with regard to the Purchased Receivables (including, without limitation, any requirements of the Rating Agencies relating to amendments to the WABCO Transaction Documents or the provision of further information relating to it or legal opinions);

(bb)	Conduct of Business: that it shall not conduct its business in a way that might materially adversely affect the collectability of the Purchased Receivables or otherwise have a Material Adverse Effect;

(cc)	No Requests for Formalities: that it shall refrain from requesting the French Purchaser to perform any act or formality of any nature in relation to the Purchased Receivables other than those expressly provided for under this Agreement;

(dd)	Change of business: except with the prior written consent of the French Purchaser, that it shall not engage in any material line of business which is substantially different from the lines of business carried on by it as at the date of this Agreement;

(ee)	Mergers, disposals and acquisitions: that it shall not enter into any amalgamation or merger with an entity other than the Parent or a subsidiary of the Parent, having a balance sheet exceeding Euro 50,000,000, or its equivalent in another currency, or similar transaction relating to assets exceeding Euro 50,000,000, or its equivalent in another currency, without the prior written consent of the French Purchaser which shall not be unreasonably withheld;

(ff)	No Dispositions: that it shall not, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant, lease or otherwise dispose of any asset or enter into any demerger or reconstruction to or with any person other than the Parent or a subsidiary of the Parent, if to do so could reasonably be considered likely to have a Material Adverse Effect;

(gg)	No Acquisitions: that it shall not purchase all or part of the assets of any individual, undertaking or company of an amount exceeding Euro 50,000,000, or its equivalent in another currency, except those belonging to another entity of the Group, without the prior written consent of the French Purchaser which shall not be unreasonably withheld;

(hh)	Negative Pledge: that it shall not enter into any agreement or document or may perform any other act (whether by omission or otherwise), matter or thing, whether or not known to the French Purchaser, which would, in the reasonable opinion of the French Purchaser, operate to reduce, release or prejudice any of the rights and entitlements created or to be created for the benefit of the French Purchaser under any of the WABCO Transaction Documents;

(ii)	Servicing Covenants: that it shall, in its capacity as French Servicer:

(i)	act prudently, reasonably and diligently and do all things necessary and take all reasonable steps as are within its powers and/or may be required:

(A)	in the timely enforcement or recovery of any and all amounts due under each Purchased Receivable; and

(B)	to ensure that all Ancillary Rights and any Collateral Security remain legal, valid, binding and enforceable and are exercised in a timely fashion;

(ii)	oppose, defend, co-defend or co-operate in any claim (threatened, pending or otherwise) any third party makes against it, the French Purchaser or with respect to a Purchased Receivable, an Ancillary Right or Collateral Security in any court, arbitral, tribunal or public or administrative body or otherwise;

(iii)	take all reasonable steps promptly to cause any attachment, seizure or any other enforcement measure levied or applied for against any Purchased Receivable transferred to be released or withdrawn to the satisfaction of the French Purchaser;

(iv)	forthwith inform the French Purchaser of all security interests, rights, claims, privileges and other benefits attached to a Purchased Receivable;

(v)	notify the French Purchaser forthwith of any inaccuracy, misstatement or omission in representations and warranties made in respect of any Offered Receivables or the Purchased Receivables;

(vi)	where a Purchased Receivable is evidenced by a negotiable instrument, not endorse, deliver, release or negotiate that instrument to, or in favour of, any person except the French Purchaser;

(vii)	comply with any proper and lawful directions, orders and instructions which the French Purchaser may from time to time give to it in connection with the performance of its obligations under this Agreement, but only to the extent that compliance with those directions does not conflict with any provision of this Agreement;

(viii)	obtain and maintain all authorisations, approvals, consents, agreements, licences, exemptions and registrations and make all filings or obtain all documents, including (without limitation) in relation to the protection of personal data, needed at any time for the purposes of:

(A)	the entry into and performance of the WABCO Transaction Documents to which it is a party; and

(B)	owning its assets and carrying on its business;

(ix)	promptly notify the French Purchaser if it becomes aware that legal proceedings are initiated or contemplated against the French Purchaser or in relation to any Purchased Receivable;

(x)	promptly notify the French Purchaser if legal proceedings are initiated against itself as the French Seller or the French Servicer which might adversely affect the French Purchaser’s ownership of, and rights, title, benefit and interest in, to and under, such Purchased Receivables, the Ancillary Rights, the Collateral Security and the Collections or any of the other rights acquired the French Purchaser under this Agreement; and

(xi)	keep all Tax records required by law in respect of the Purchased Receivables, including for the purposes of Value Added Tax.

16. RELIANCE

16.1 Reliance on Representations, Warranties and Covenants

The French Seller and the Seller’s Agent acknowledge that:

(a)	the representations and warranties set out in Clauses 15.1 (Representations and Warranties of the French Seller and French Servicer), 15.3 (Representations and Warranties relating to the Receivables) and 15.2 (Representations and Warranties of the Seller’s Agent) and the covenants contained in Clause 15.4 (French Seller’s and French Servicer’s Undertakings) are made with a view to inducing the FCT to enter into this Agreement and the transactions contemplated hereby and have caused and will cause the FCT to take other actions and enter into arrangements with other persons in relation to the WABCO Transaction Documents and the French Purchaser will rely upon such representations, warranties, covenants and undertakings notwithstanding any information in fact possessed or discoverable by it; and

(b)	none of the French Purchaser or any other person referred to in Clause 16.1 (a) has made or will be obliged to make inquiries of or in respect of (i) any Debtor in respect of any Offered Receivable or Purchased Receivable (ii) any Contract or other documents in respect of any Offered Receivable or

Purchased Receivable; (iii) the Face Amount in respect of Purchased Receivable; (iv) the creditworthiness or suitability of any Debtor, or any other party to any arrangement or agreement relating to any Offered Receivable or Purchased Receivable.

16.2 Survival

The representations, warranties and covenants set out in Clause 15 shall form part of the terms of the sale and purchase of each Purchased Receivable and accordingly such representations, warranties and covenants shall remain in full force and effect until the Agreement Expiry Date notwithstanding the completion of such purchase.

17. REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT COMPANY AND THE CUSTODIAN

17.1 Representations and Warranties of the Management Company

The Management Company hereby represents and warrants to the other parties to this Agreement as of the date hereof:

(a)	Status: it is a French société anonyme, duly incorporated and validly existing under the laws of France and licensed by the Autorité des marchés financiers as a management company of fonds communs de créances in accordance with the Règlement Général de l’AMF;

(b)	Powers and Authorisations: the documents which contain or establish its constitution include provisions which give it power and authority, and all necessary corporate authority has been obtained and action has been taken, for it to execute and deliver, and perform the transactions contemplated in, this Agreement and each other WABCO Transaction Document to which it is a party;

(c)	Consents: no authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation which has not been duly and unconditionally obtained, made or taken is required in connection with its entry into, execution and delivery of, and the performance of its obligations under, this Agreement; and

(d)	Legal validity: the obligations expressed to be assumed by it in this Agreement and in any WABCO Transaction Document to which it is a party are, subject to any insolvency laws and laws affecting the rights of creditors generally, legal, valid, binding and enforceable obligations.

17.2 Representations and Warranties of the Custodian

The Custodian represents and warrants to the other parties to this Agreement as of the date hereof:

(a)	Status: it is a French société anonyme, duly incorporated and validly existing under the laws of France and licensed in France by the Comité des Établissements de Crédit et des Entreprises d’Investissement as a credit institution (établissement de crédit);

(b)	Powers and Authorisations: the documents which contain or establish its constitution include provisions which give it power and authority, and all necessary corporate authority has been obtained and action has been taken, for it to execute and deliver, and perform the transactions contemplated in, this Agreement and each other WABCO Transaction Document to which it is a party;

(c)	Consents: no authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation which has not been duly and unconditionally obtained, made or taken is required in connection with its entry into, execution and delivery of, and the performance of its obligations under, this Agreement; and

(d)	Legal validity: the obligations expressed to be assumed by it in this Agreement and in any WABCO Transaction Document to which it is a party are, subject to any insolvency laws and laws affecting the rights of creditors generally, legal, valid, binding and enforceable obligations.

18. LIQUIDATION OF THE FCT AND CLEAN-UP OFFER

In accordance with Article L.214-49-10 of the French Monetary and Financial Code and the FCT Regulations, the FCT shall be dissolved under the conditions set out in Clause 18.1, by the Management Company in accordance with the FCT Regulations.

18.1 The Management Company may or shall decide to liquidate the FCT in accordance with, and subject to the provisions of the FCT Regulations upon the occurrence of any of the following liquidation events:

(a)	the liquidation of the FCT is in the interest of the Unitholders;

(b)	the aggregate principal outstanding amount of the unmatured Purchased Receivables (créances non échues) falls below 10 per cent of the maximum aggregate principal outstanding amount of the unmatured Purchased Receivables acquired by the FCT since the FCT Establishment Date;

(c)	the Units issued by the FCT are held by only one Unitholder and the liquidation is requested by such Unitholder; or the Units issued by the FCT are held only by the French Seller and the liquidation is requested by the French Seller.

18.2 In the event that the Management Company decides to liquidate the FCT in accordance with the provisions of the FCT Regulations, it shall be entitled to offer to the French Seller the possibility to repurchase the outstanding Purchased Receivables in whole, but not in part, within a single transaction. In such event, the French Seller shall have the discretionary right to refuse such proposal.

18.3 The repurchase price applicable to the retransfer of the Purchased Receivables under this Clause 18 shall be determined at fair market value, it being specified that (i) where appropriate, some Purchased Receivables may be Defaulted Receivables and (ii) if the determination of the Purchased Receivables at fair market value equals to 1 (one) Euro, but subject to the provisions of Clause 18.4, the repurchase price of such Defaulted Receivables shall be equal to 1 (one) Euro.

18.4 The repurchase price as determined under Clause 18.3 shall in any event be sufficient so as to allow the Management Company to pay all principal and interest amounts due and payable in respect of the outstanding Units after the payment of all liabilities of the FCT ranking higher in the FCT Order of Priority of Payments, failing which such retransfer of the Purchased Receivables shall not take place.

18.5 If the French Seller accepts the Management Company’s offer, the assignment of the Purchased Receivables shall take place on the Monthly Settlement Date immediately following that acceptance and the French Seller shall pay the repurchase price by no later than 11.00 a.m. on such Monthly Settlement Date by crediting the relevant FCT Transaction Account with the full amount of the repurchase price and pass an irrevocable order for a wire transfer for such purpose by no later than 11.00 a.m. on such Monthly Settlement Date.

18.6 If the French Seller refuses the Management Company’s offer, the Management Company will use reasonable endeavours to assign the remaining outstanding Purchased Receivables to a credit institution or such other entity authorised by French laws and regulations to acquire the Purchased Receivables under similar terms and conditions.

18.7 Any FCT Liquidation Surplus (boni de liquidation) shall be paid to the holder of the Residual Units as final payment of principal and interest of the said Residual Units.

19. LIMITED RECOURSE

19.1 No liability against the FCT

Each party hereto expressly and irrevocably waives all rights of contractual recourse (action en responsabilité contractuelle), of any form, nature, and on any ground whatsoever, which it may have against the FCT until the Final Maturity Date in accordance with Clause 4.8 of the FCT Regulations.

19.2 The foregoing shall be without prejudice to a recourse a party may have against the FCT for gross negligence (faute lourde) or wilful misconduct (dol ou faute intentionnelle).

19.3 In addition, pursuant to Article L. 214-49-7 I. of the French Monetary and Financial Code, the Management Company shall represent the FCT as against third parties, in particular in any legal action or proceedings.

20. TERMINATION

20.1 This Agreement shall and unless terminated earlier with the agreement of all parties, terminate on the Agreement Expiry Date.

20.2 Unless expressly agreed otherwise in writing by all parties hereto, the termination of this Agreement in accordance with Clause 20.1 shall not operate to discharge any party hereto of any liabilities, whether, present or future, actual or contingent, in respect of any representations or warranties made or repeated or obligations that have been performed, or were to have been performed, or any events or circumstances that arose, prior to the Agreement Expiry Date.

21. CHANGE IN CIRCUMSTANCES

21.1 If:

(a)	the Management Company becomes aware that a FCT Liquidation Date is likely to occur; or

(b)	if, as a result of the coming into effect after the date hereof, or any change after the date hereof in, any applicable law, regulation or regulatory requirement or any change after the date hereof in the interpretation or application of any thereof adversely affecting the French Purchaser, and/or the compliance by the French Purchaser with any applicable directive, request or requirement coming into effect after the date hereof (whether or not having the force of law) of any central bank or any self-regulating organisation or any governmental, fiscal, monetary or other regulatory authority (including, without limitation, a directive, request or requirement which affects the manner in which the French Purchaser is required to maintain capital resources having regard to its assets, liabilities, contingent liabilities or commitments):

(i)	the cost incurred by the French Purchaser agreeing for the purchase of Offered Receivables or otherwise giving effect to this Agreement, is or will be increased; and/or

(ii)	any sum received or receivable by the French Purchaser under this Agreement is or will be reduced; and/or

(iii)	the French Purchaser becomes liable to make any payment on account of tax or otherwise or is compelled or obliged to forego any interest or other return, on or calculated by reference to the amount of the Purchased Receivables, then the French Purchaser shall inform the French Seller of such circumstance(s), as soon as possible upon becoming aware of such circumstance(s), and, in the case of paragraph (b) above, shall be entitled to claim from the French Seller an indemnity by delivering to the French Seller a certificate specifying the amount of such indemnity on the basis of detailed calculations and specifying the detailed reason(s) for such indemnity amount.

21.2 In the case of the occurrence of an event referred to in Clause 21.1, the French Purchaser and the French Seller shall in good faith use their best endeavours to avoid the effects of such event.

21.3 In the event that the French Purchaser or the French Seller is not able to avoid the effects of any event referred to in Clause 21.1(b) on or before the expiry of a period of thirty (30) calendar days from the receipt of the relevant certificate referred to in Clause 21.1, the French Seller will have the choice to either:

(a)	bear, from such date of the coming into force of or the change in any of the events referred to in Clause 21.1 and for the entire duration of this Agreement, and pay on (i) the following Settlement Date, or (ii) in the case of an ongoing amount, on each Settlement Date, the entire amount of the indemnity (or indemnities) indicated in the certificate (s) referred to in Clause 21.1; or

(b)	refuse the solution referred to in sub-clause (a) above, in which case:

(i)	the French Seller shall pay on the following Settlement Date the entire amount of such indemnity (or indemnities) indicated in the certificate(s) referred to in Clause 21.1; and

(ii)	an Early Amortisation Event shall be deemed to have occurred.

21.4 The provisions of this Clause 21 shall not apply to any increased cost attributable to any change in the rate of, or change in the basis of calculating, Tax on the overall net income of the French Purchaser imposed in the jurisdiction in which it is incorporated.

22. STAMP DUTY AND TAXES

22.1 Without prejudice to the provisions of the other WABCO Transaction Documents the French Seller shall pay any stamp, documentary, transfer, excise, registration, filing and other similar duties, levies, fees or Taxes to which (i) any of the WABCO Transaction Documents or any related documents, (ii) any purchase of Offered Receivables by the French Purchaser, (iii) any transaction contemplated under the WABCO Transaction Documents and the related documents including the assignment, release, resale or re-assignment of any Purchased Receivable, as the case may be, or (iv) the enforcement of the rights of the French Purchaser may be subject or give rise and the French Seller shall fully indemnify the French Purchaser, from and against any and all losses or liabilities which the French Purchaser may properly incur or otherwise suffer as a result of any delay in paying or omission to pay such duties, levies, fees or taxes.

22.2 The French Seller agrees that if (i) any taxing authority levies a Tax on any payment to be made by it pursuant to this Agreement to the French Purchaser or (ii) any such payment is subject to any deduction or withholding in respect of a Tax or otherwise (as a consequence of such payment being collected by or routed through it (as Seller’s Agent or otherwise), then the amount of the payment which the French Seller is required to make shall be grossed-up by such amount such that after deduction of the Tax so charged (or of the deduction or withholding to which the payment is subject) there shall be left a sum equal to the amount that would otherwise be payable under this Agreement, provided that nothing in this Clause 22.2 shall be construed as creating an obligation on the part of the French Seller to pay any additional amounts in respect of any Tax on the overall net income of the French Purchaser. For the avoidance of doubt, if any taxing authority levies a Tax on any payment to be made by the French Purchaser under this Agreement or any such payment is subject to any deduction or withholding in respect of a Tax, the French Purchaser shall not be obliged to gross-up any such payment following any such levy of Tax, deduction or withholding or pay any additional amounts to the French Seller in respect of such Tax.

22.3 If the French Seller pays any additional amount under Clause 22.1 or Clause 22.2 (an Additional Payment) and the French Purchaser effectively obtains a refund of Tax or credit against Tax on its overall net income by reason of that Additional Payment or the increased payment of which that Additional Payment forms a part (a Tax Credit) then the French Purchaser shall reimburse the French Seller such amount as it shall determine in its absolute discretion to be the proportion of such Tax Credit as will leave the French Purchaser after that reimbursement, in no better or worse position than it would have been in if that Additional Payment had not been required, provided that, (i) the French Seller is not in default under any WABCO Transaction Document to which it is a party; (ii) the French Purchaser is able to identify such Tax Credit as being attributable to such Additional Payment or the increased payment of which that Additional Payment forms a part; (iii) the French Purchaser can do so without prejudicing its rights to obtain any other relief or allowance which may be available to it hereunder or otherwise, and (iv) without prejudicing the retention of such credit or remission on a consolidated basis.

22.4 Nothing contained in this Agreement shall oblige the French Purchaser to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. The French Purchaser shall have absolute discretion as to whether to claim any Tax Credit and, if it does so claim, the extent, order and manner in which it does so. Without prejudice to the generality of the foregoing, the French Seller shall not by virtue of this Clause 22, be entitled to enquire about the French Purchaser’s tax affairs.

22.5 Any sum set out in this Agreement as payable, or otherwise payable pursuant to this Agreement by any Obligor to the French Purchaser shall be deemed to be exclusive of any VAT which is or becomes chargeable (irrespective of whether the Obligor, or the French Purchaser, is required to account for such VAT) on any supply or supplies for which that sum (or any part thereof) is the whole or part of the consideration for VAT purposes.

22.6 Any sum set out in this Agreement as payable, or otherwise payable pursuant to this Agreement by the French Purchaser to any Obligor shall be inclusive of any VAT which is or becomes chargeable on any supply or supplies for which that sum (or any part thereof) is the whole or part of the consideration for VAT purposes, and where any rule of law or the practice of any relevant tax authority in any jurisdiction would deem or treat the consideration for such supply to be other than the sum shown in this Agreement, that rule shall not apply to affect the amount of such sum payable pursuant to this Agreement.

22.7 Where:

(a)	the French Purchaser makes a supply to an Obligor for VAT purposes pursuant to this Agreement;

(b)	the sum which is the consideration (in whole or in part) for that supply is (or, if the consideration for that supply were in cash, would be) deemed to be exclusive of VAT in accordance with this clause; and

(c)	the French Purchaser is required to account to any relevant tax authority for any VAT chargeable on that supply,

the relevant Obligor shall pay to the French Purchaser an additional amount equal to that VAT, and the French Purchaser shall provide the relevant Obligor with a valid VAT invoice in respect of that supply.

22.8 In relation to any supply by an Obligor to the French Purchaser that is chargeable to VAT, where the French Purchaser is obliged to account to any relevant tax authority for such VAT, the consideration for such supply shall be reduced to such amount as, with the addition thereto of the VAT chargeable on such supply, equals the original amount payable by the French Purchaser.

22.9 The French Seller and the French Servicer shall indemnify and keep indemnified in full on demand and on an after-tax basis the French Purchaser against any cost, claim, loss, expense, liability or damages (including legal costs and out-of-pocket expenses properly and reasonably incurred), and without any set-off, deduction or withholding whatsoever incurred or suffered by the French Purchaser in connection with any breach by the French Seller or the French Servicer of the terms of this Agreement, or the performance of its obligations under this Agreement, or with the negligence, fraud or wilful default of the French Seller or the French Servicer (or a sub-servicer) whether arising in contract or otherwise.

22.10 The French Seller and the French Servicer shall indemnify and keep indemnified, the French Purchaser against any cost, claim, loss, expense, liability or damages (including legal costs and out-of-pocket expenses) incurred or otherwise suffered in connection with any claim or counterclaim or action of whatsoever nature made by a Debtor or any third party arising out of or in connection with a Contract under which a Purchased Receivable originates or any product(s) or service(s) which are the subject of such a Contract or Purchased Receivable (including any claim or counterclaim of a customer or third party in respect of product liability, property damage, personal injury, consequential loss or other similar claim).

23. POWER OF ATTORNEY

The French Seller shall provide the French Purchaser, upon request, with any appropriate power of attorney, if necessary, in order to better protect the French Purchaser’s interest in the Purchased Receivables, Ancillary Rights and Collateral Security.

24. WAIVERS, REMEDIES CUMULATIVE

24.1 No failure or delay by any party hereto in exercising any right, power or privilege under this Agreement or any WABCO Transaction Documents to which it is a party or available at law shall impair such right, power, remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy under this Agreement or any WABCO Transaction Documents to which it is a party or at law shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Agreement or any WABCO Transaction Documents to which it is a party or at law.

24.2 The rights of any party to this Agreement shall not be capable of being waived otherwise than by an express waiver in writing.

24.3 The rights, powers and remedies of any party thereto provided in this Agreement and any other WABCO Transaction Documents to which it is a party are cumulative and may be exercised as often as they are considered appropriate and are in addition to any rights and remedies provided by law.

25. MODIFICATION

25.1 No amendment, modification or variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties to this Agreement.

25.2 The parties hereto agree that this Agreement may be subject to amendments or modifications as a result of any modification coming into effect after the date hereof in respect of any applicable law, regulation or regulatory requirement, and notably tax (instruction fiscale), monetary, regulation or regulatory requirement, which would directly or indirectly be applicable to the fonds commun de titrisation. Each of the parties hereto agrees that it shall use its best efforts to agree on modifications which would be necessary or mandatory under such laws, regulation or requirement. In such event, the parties hereto agree that it shall be negotiated in good faith.

26. ENTIRE AGREEMENT

This sets out the entire agreement and understanding between the parties hereto in respect of the subject matter of the agreements contained herein.

27. MISCELLANEOUS

27.1 Unless expressly provided for to the contrary, all references made in this Agreement to a currency shall be a reference to Euro and any payments to be made to or from any party under this Agreement shall be made in Euro.

27.2 Neither the French Seller nor the Seller’s Agent shall offset, or claim the right to any set-off, counterclaim, credit, discount, allowance, right of retention or compensation, right to make any deduction, between any amounts due by either of them to the French Purchaser and any amounts due by the French Purchaser to either of them, unless expressly agreed between the French Seller, the Seller’s Agent and the French Purchaser.

27.3 Invalidity and Severability

Without prejudice to any other provision of this Agreement, if one or more of the provisions of this Agreement is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party, such invalidity, illegality or unenforceability in such jurisdiction, shall not, to the fullest extent permitted by the applicable law, render invalid, illegal or unenforceable any other provisions of this Agreement or the affected provisions in any other jurisdiction or with respect to any other party or parties to this Agreement. The parties hereto agree to negotiate in good faith to replace the affected provision, or portions of the said provision, with other valid and effective provisions having substantially the same effect, having regard to the subject matter and purpose of this Agreement. To the extent permitted by all applicable laws and regulations, each party to this Agreement hereby waives any provision of laws and regulations which would render any provision of this Agreement unlawful or unenforceable in any respect.

27.4 Notices

Any notice to be given by one party to any other party under, or in connection with, this Agreement shall be delivered in accordance with Clause 4 (Notices) of the Master Definitions Agreement.

28. GOVERNING LAW AND JURISDICTION

28.1 Governing Law

This Agreement is governed by and shall be construed in accordance with French law.

28.2 Jurisdiction

Each party hereto agrees that the competent courts of Paris shall have exclusive jurisdiction to settle any dispute (including, without limitation, claims for set-off and counterclaim) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by this Agreement and the Master Definitions Agreement to the extent that it is incorporated into this Agreement.

Made in Paris, on 23 September 2009

SIGNED by	)
for and on behalf of	)
WABCO FINANCIAL SERVICES SPRL	)
)
Authorised Signatory	)

Authorised Signatory	)

SIGNED by	)
for and on behalf of	)
WABCO FRANCE S.A.S.	)
)
Authorised Signatory	)

Authorised Signatory	)

SIGNED by	)
for and on behalf of	)
PARIS TITRISATION	)
as Management Company	)
)
Authorised Signatory	)

Authorised Signatory	)

SIGNED by	)
for and on behalf of	)
SOCIÉTÉ GÉNÉRALE	)
)
Authorised Signatory	)
Authorised Signatory	)

SCHEDULE 1

Part A - Form of French Seller’s Terms and Conditions

Conditions générales de vente

ARTICLE 1 - FORCE CONTRACTUELLE

A moins de dérogation écrite établie d’un commun accord, du seul fait qu’il passe commande d’articles figurant aux prospectus, catalogues, tarifs et plans de la Société WABCO France, ci-après dénommée WABCO, le client accepte contractuellement les présentes conditions générales de vente et renonce définitivement à apposer ses propres conditions générales d’achat.

ARTICLE 2 - MODIFICATION DES SPÉCIFICATIONS

WABCO recherchant l’amélioration constante de la qualité de ses articles, se réserve à tout moment le droit d’apporter toute modification qu’elle jugerait utile et notamment toute modification relative aux performances, formes, dimensions ou matières des articles décrits sur l’une quelconque de ses documentations.

WABCO ne saurait cependant être tenu d’aucune obligation d’effectuer une quelconque modification sur ses matériels, qu’ils soient livrés ou simplement commandés.

Les modifications apportées aux matériels entre la date de la commande et celle de livraison ne peuvent constituer pour l’acheteur une cause d’annulation de la commande ou de résolution de la vente non plus qu’une cause de demande d’indemnité.

ARTICLE 3 - PROJETS, DESSINS, MODELES, PROTOTYPES

Le client n’acquiert aucun droit sur les projets, dessins, plans, marques, modèles et prototypes qui restent la propriété exclusive de WABCO. Le client à qui ils ont été éventuellement confiés s’engage à ne les divulguer, prêter ou céder en aucun cas, sauf autorisation écrite et à les restituer à la première demande. Selon leur volume ou leur nombre, les documents ou les modèles et prototypes sont fournis gratuitement ou contre remboursement de frais d’édition ou de fabrication définis au préalable.

ARTICLE 4 – PRIX

Les prix concernent les articles nus livrés départ usine WABCO sauf conditions complémentaires contractuelles. Les matériels et pièces détachées sont facturés au prix en vigueur au jour de la livraison. L’acheteur acceptant par avance la variation qui serait susceptible d’intervenir, la modification intervenant entre la date de la commande et celle de la livraison ne peut constituer une cause d’annulation de la commande ou de résolution de la vente.

ARTICLE 5 - MISE A DISPOSITION ET DÉLAIS

Quelles que soient la destination des articles et les conditions de leur vente, la mise à disposition est réputée effectuée dans les usines ou magasin WABCO.

Les délais ne peuvent être donnés qu’à titre indicatif, malgré le souci de satisfaire au mieux la clientèle. ils dépendent des conditions d’approvisionnement, de fabrication et de transport. Ils ne courent qu’à compter de la réception de la commande. En aucun cas, les retards dans la livraison ne peuvent donner lieu à une indemnité ou annulation des contrats passés entre WABCO et les acheteurs.

De convention expresse, tout évènement ne dépendant pas de la libre volonté de WABCO, notamment les arrêts accidentels d’approvisionnement, de production ou de transport et généralement tout fait entraînant le chômage ou la fermeture des usines de WABCO ou celles de ses sous-traitants, autorisent la suspension et retardent l’exécution des commandes ou éventuellement leur annulation sans indemnité d’aucune sorte et peuvent entraîner des modifications dans les prix et conditions de paiement.

ARTICLE 6 - EMBALLAGE ET TRANSPORT

Les frais d’emballage, de transport, d’assurance et de douane sont à la charge du client sauf accord contractuel complémentaire. Sauf demande expresse de l’acheteur lors de la commande, le mode de transport est choisi par l’expéditeur. La propriété des articles est transférée dès la délivrance en usines WABCO; ceux-ci voyagent aux risques et périls du client destinataire auquel il appartient de vérifier leur état à l’arrivée et d’exercer éventuellement son recours contre le transporteur, même en cas d’expédition franco.

ARTICLE 7 - GARANTIE

Sauf stipulation contraire de WABCO, la qualité des articles est garantie 24 mois à dater de leur délivrance - sauf compresseur garantis 1 an ou 100 000 Km, premier des deux termes échus - dans tous les cas où:

- les conditions de stockage chez le client avant mise en service sont compatibles avec une protection correcte des articles;

- la matériel est soumis dans l’état où il est tombé en panne et n’a pas fait l’objet d’une intervention extérieure au service après-vente de WABCO;

- un avis d’avarie est expédié dans les trois jours de l’incident. La garantie est accordée en cas de vice de fonctionnement ou de matière, à charge pour le client d’en apporter la preuve. Elle consiste limitativement à réparer, remplacer ou modifier au frais et dans les ateliers de WABCO toute pièce reconnue défectueuse et mise de ce fait hors service. La garantie exclut les frais de démontage et de remontage de l’appareil chez le client ainsi que les frais d’emballage et de transport ou encore les frais d’immobilisation ou de remorquage du véhicule. La garantie n’est pas accordée et la responsabilité de WABCO ne devra pas être recherchée dans les cas de mise hors d’usage après usure normale, détérioration ou accident provenant de négligence ou de défaut d’entretien et de surveillance, usage anormal ou impropre ne correspondant pas aux prescriptions du constructeur, modification des performances faite sans accord écrit ou utilisation de pièces de rechange ne provenant pas des ateliers de WABCO.

Les pièces remplacées ne sont pas restituées au client. Les modifications, réparations et échanges de pièces ou d’appareils effectués au titre de la garantie ne prolongent pas la durée de la garantie accordée lors de leur vente;

WABCO ne sera redevable d’aucune indemnité par suite de l’immobilisation d’un matériel faisant ou devant faire l’objet d’une réparation.

ARTICLE 8 - PAIEMENT

Les factures sont payables par quelque mode que ce soit (virement, chèque, traite acceptée, billet à ordre) au comptant sauf stipulation contraire spécifique au client.

Dans l’hypothèse de paiement fractionné, le non respect de l’échéance d’un seul effet de commerce entraînera de plein droit l’exigibilité immédiate du solde du prix et obligation au paiement par le client d’agios décomptés au taux d’escompte de la Banque de France majoré de deux points à dater de la 1ère échéance non respectée. Ces agios seront majorés de cinq points en cas de condamnation en justice du débiteur. En outre, les effets de commerce non échus émis sur le client, quelle que soit la fourniture à laquelle ils se rapportent, seront dès lors immédiatement exigibles.

Dans l’hypothèse d’acompte sur le prix, WABCO aura la faculté d’exiger soit le solde, soit de résoudre de plein droit la vente sans aucune formalité judiciaire passé un délai de 48 heures après retour resté sans effet de l’accusé de réception d’un commandement de payer adressé au client par lettre recommandée.

ARTICLE 9 - RESERVE DE PROPRIÉTÉ

WABCO se réserve la propriété des appareils livrés jusqu’à paiement de l’intégralité et de ses accessoires. Ne constitue pas un paiement la remise de titres créant une obligation de payer.

Pendant la durée de réserve de propriété, l’acheteur devra assurer à ses frais et diligence les appareils contre tous risques de dommages ou de responsabilité causés ou subis par eux.

Les appareils objets de la réserve de propriété devront, sous la responsabilité de l’acheteur, conserver de manière apparente les signes d’identification apposés par WABCO, même en cas de montage sur des ensembles non fournis par WABCO.

En cas de non paiement total ou partiel du prix à son échéance et pour quelque cause que ce soit, WABCO pourra exiger sans formalité la restitution de ses appareils aux frais, risques et périls de l’acheteur. La restitution donnera lieu au choix de WABCO après consultation écrite de l’acheteur soit à la résiliation définitive de la vente, soit à la suspension pendant un délai à convenir d’accord entre les parties.

Dans l’hypothèse d’une revente des biens vendus avant leur complet paiement, l’acheteur s’oblige à déléguer à WABCO le prix dû par le sous -acquéreur et à due concurrence de la créance de WABCO.

L’acheteur s’oblige à informer par écrit les sous-acquéreurs de l’existence de la présente clause de réserve de propriété. Il devra en justifier à la première requête de WABCO.

ARTICLE 10 - ATTRIBUTION DE JURIDICTION

Il est stipulé entre les parties que toute contestation ou difficulté à l’occasion de l’exécution du présent contrat comme celle concernant sa validité ou son interprétation sera de la compétence exclusive des tribunaux du ressort du siège social de WABCO France.

ÉCHANGE - RÉPARATION STANDARD

Conditions de l’échange - Réparation standard

L’échange - RÉPARATION STANDARD consiste dans la fourniture d’un appareil réparé en usine contre la remise par le client d’un appareil usagé.

Ces échanges sont limités uniquement aux appareils énumérés au présent tarif.

Les appareils usagés doivent être rendus complets, les corps extérieurs et les pièces principales ne doivent être ni brisés, ni soudés, ni modifiés, ni usés hors cote et notamment les taraudages des raccords doivent être intacts. Les pièces de complément (supports, poulies, raccords) non fournies par WABCO France doivent être démontées avant remise de l’appareil usagé. WABCO France retournera aux frais de l’expéditeur le matériel ne figurant pas au présent tarif.

Toutes nos autres conditions générales de vente sont applicables à l’ÉCHANGE-RÉPARATION STANDARD.

Part B - Form of Debtor’s Terms and Conditions

ARVINMERITOR CVS Axles France - SAINT-PRIEST

not applicable

SCHEDULE 2

FORM OF SOLVENCY AND COMPLIANCE CERTIFICATE

PARIS TITRISATION

(as Management Company)

17, Cours Valmy

92972 Paris La Défense Cedex

France Fax: +33(0)1 46 92 45 96

Attention: Bâssine Wane / Amélie Aleonard

SOCIÉTÉ GÉNÉRALE

(as Custodian)

17, Cours Valmy

92972 Paris La Défense Cedex (France)

Attention: Cannelle Barrier / Mathilde Picard

Telephone: 33(0)1 42 13 94 07 / 33(0)1 42 13 47 02

Facsimile: 33(0)1 46 92 45 96

E-mail: cannelle.barrier@sgcib.com / mathilde.picard@sgcib.com

Date: [            ]

This solvency certificate (the Certificate) is delivered to you pursuant to Clause 8.1 (a) (iv) of the French Receivables Purchase and Servicing Agreement (the Agreement). The definitions contained in the Master Definitions Agreement dated [date] 2009 shall apply to this Certificate.

I, the undersigned, being director/duly authorised representative of WABCO France S.A.S. (the Company), hereby certify as of the date of this Certificate on behalf of the Company, but without incurring any personal liability for the same, that to the best of my knowledge and based on a review of the books of the Company (i) having made all appropriate searches and investigations of the books and records of the Company, the information held by the Registre du Commerce et des Sociétés de Bobigny on [date to be completed], and the Company’s accounts (both management and those required by law) and (ii) the officers of the Company having duly considered the provisions of Article L. 611-1 et seq. of the French Commercial Code (Code de Commerce):

(a)	the Company is not insolvent or unable to pay its debts as they fall due (en état de cessation des paiements) when entering the WABCO Transaction Documents (including the Transfer Document) to which it is a party;

(b)	to the best of my knowledge no execution or other process issued on a judgment, decree or order of any court in favour of a creditor of the Company remains unsatisfied in whole or in part, which, if satisfied in whole, would result in the Company becoming insolvent or unable to pay its debts as they fall due or entering into a state of cessation des paiements within the meaning of article L.631-1 of the French Commercial Code (Code de Commerce);

(c)	no corporate action has been taken or is pending, no other steps have been taken and no legal proceedings have been commenced or are pending for (i) the winding-up, liquidation, dissolution, administration or reorganisation of the Company (other than a solvent reorganisation) as regulated by Title II of Book VI of the French Code de Commerce (Code de Commerce); or (ii) the appointment of a receiver, administrative receiver, mandataire ad hoc (within the meaning of French law), or similar officer in respect of the Company or any of its property, undertaking or assets and the Company has not been wound up;

(d)	the transactions to be entered into by the Company under the WABCO Transaction Documents to which it is a party are not transactions at any undervalue within the meaning of article L.632-1-2° of the French Commercial Code (Code de Commerce);

(e)	the sale by the Company of the Relevant Receivables under or pursuant to the Transfer Document and the French Receivables Purchase and Servicing Agreement would be made by the Company, in good faith and for the purpose of carrying on its business, and there would be reasonable grounds for believing that such transfer would benefit the Company;

(f)	in selling the Relevant Receivables pursuant to the French Receivables Purchase and Servicing Agreement, the Company has no intent of prejudicing the interest of any of its creditors;

(g)	having made all appropriate investigations, I am not aware of any fact which will lead to (i) any of the situations mentioned in paragraphs (a), (b), (c), (d), (e), and (f) above, or (ii) the non-continuation of the Company’s operation for a period of at least 6 months from the date of this solvency certificate;

(h)	the Company has observed or performed all of its undertakings, and satisfied every condition, contained in the WABCO Transaction Documents to be observed, performed or satisfied by it, and we have no knowledge of any Early Amortisation Event or Potential Early Amortisation Event.

Yours faithfully,

…………………………………

WABCO FRANCE S.A.S.

SCHEDULE 3

FORM OF REPURCHASE REQUEST

[French Seller’s letterhead]

PARIS TITRISATION

(as Management Company)

17, Cours Valmy

92972 Paris La Défense Cedex

France

Fax: +33(0)1 46 92 45 96

Attention: Bâssine Wane / Amélie Aleonard

SOCIÉTÉ GÉNÉRALE

(as Custodian)

17, Cours Valmy

92972 Paris La Défense Cedex (France)

Attention: Cannelle Barrier / Mathilde Picard

Telephone: 33(0)1 42 13 94 07 / 33(0)1 42 13 47 02

Facsimile: 33(0)1 46 92 45 96

E-mail: cannelle.barrier@sgcib.com / mathilde.picard@sgcib.com

In [to be completed], on [to be completed]

Dear Sirs,

FCT - Val Duchesse Titrisation - Repurchase Request No. [to be completed]

We refer to Clause 14 (Option to Repurchase) of the French Receivables Purchase and Servicing Agreement (hereinafter the Agreement) dated [—] 2009 entered into between us, WABCO FRANCE S.A.S., as French Seller, WABCO Financial Services SPRL, as Seller’s Agent, Paris Titrisation as Management Company, acting in the name and on behalf of the FCT and Société Générale as Custodian of the FCT.

Unless otherwise defined herein, capitalised terms in this letter shall have the meanings ascribed to them in the Agreement.

We request to repurchase from you the Purchased Receivables, in accordance with terms and subject to the conditions set out in Clause 5 (Transfer of Receivables) and Clause 14 (Option to Repurchase) of the Agreement, the Relevant Receivables with the following financial characteristics:

Repurchase Amount:	[to be completed	]
Number:	[to be completed	]
Monthly Settlement Date	[to be completed	]

The Purchased Receivables are identified and individualised (désignées et individualisées) in the attached Daily Report.

We understand and acknowledge that you shall be free to accept or reject this Retransfer Request.

Representations and Warranties

We acknowledge that any repurchase of the Purchased Receivables by us that are the subject of this Repurchase Request shall be without the benefit of any representations and warranties.

Assignment of Relevant Receivables

Pursuant to Clause 5 (Transfer of Receivables) of the Agreement; the retransfer of title of such Relevant Receivables (including the Ancillary Rights) shall be performed on the relevant Monthly Settlement Date by the delivery of a duly signed and completed retransfer document (acte de cession de créances), which retransfer document has been attached to this Repurchase Request in respect of the Relevant Receivables, in accordance with Articles L. 214-43 et seq. and Article D.214-102 of the French Monetary and Financial Code (Code monétaire et financier).

Settlement and Payment Instructions:

The payment of the Repurchase Amount corresponding to the Purchased Receivables shall be made in accordance with Clause 14 of the Agreement.

If you accept, and provided that you countersign the Repurchase Request and sign the retransfer document, on the relevant Monthly Settlement Date, we shall pay you by crediting to the FCT Transaction Account in an amount equal to EUR [—] as the Repurchase Amount on such Monthly Settlement Date.

Yours faithfully,

…………………………………

WABCO FRANCE S.A.S.
as French Seller
Represented by

Name:
Title:

………………………………… WABCO FRANCE S.A.S.
as French Seller
Represented by

Name:
Title:

Countersigned by the FCT

………………………………… Represented by the Management Company

Attachment: retransfer document (acte de cession de créance)

SCHEDULE 4

FORM OF RETRANSFER DOCUMENT

ACTE DE CESSION DE CRÉANCES

Date de signature et de remise de l’Acte de Cession de Créances (Transfer Document) au Cessionnaire: le [date]

Conformément aux dispositions des Articles L. 214-43 à L. 214-48 du Code monétaire et financier,

Le fonds commun de titrisation FCT – Val Duchesse Titrisation, dont le Règlement (FCT Regulations) a été signé en date du [—] 2009 (le Cédant), représenté par Paris Titrisation, une société anonyme immatriculée au Registre du Commerce et des Sociétés de Nanterre sous le numéro 379 014 095, dont le siège social est situé 17, Cours Valmy, 92972 Paris La Défense (France) et représenté par [à compléter], dûment habilité aux fins des présentes (la Société de Gestion),

cède sans garantie ni recours quelconques autres que l’existence des créances et des garanties qui s’y attachent et ceux prévus respectivement dans une convention de cession et de gestion de créances intitulée “French Receivables Purchase and Servicing Agreement” (la Convention) en date du [—] 2009 selon les modalités et obligations décrites dans la Convention,

à WABCO FRANCE S.A.S., dont le siège social est situé 44 Avenue Aristide Briand, BP 12, 77410 Claye Souilly, France, (le Cessionnaire),

les créances suivantes:

un lot de [insérer le nombre de créances ] Créances (Relevant Receivables) ayant donné lieu à l’émission de factures pour un montant global en principal égal à € [à compléter ].

Les créances faisant l’objet de la présente cession sont désignées et identifiées dans la liste de Créances (Receivables List) ci-joint.

La présente cession de créances est soumise aux dispositions des Articles L. 214-43 à L. 214-48 du Code monétaire et financier ainsi qu’aux dispositions des Articles R.214-92 à R.214-114.

Cet acte et le Fichier Informatique (the Daily Report) sont établis en un seul exemplaire original et remis par la Société de Gestion au Cessionnaire qui en donnera reçu.

FCT - VAL DUCHESSE TITRISATION	)
en qualité de Cédant,	)
représenté par la Société de Gestion	)
)
Nom :	)
Fonction :	)

SOCIÉTÉ GÉNÉRALE	)
en qualité de Dépositaire	)
représenté par	)
)
Nom :	)
Fonction :	)

Bon pour reçu de
WABCO FRANCE S.A.S.	)
en qualité de Cessionnaire,	)
représenté par :	)
)
Nom :	)
Fonction :	)

Bon pour reçu de

WABCO FRANCE S.A.S.	)
en qualité de Cessionnaire,	)
représenté par :	)
)
Nom :	)
Fonction :	)

Annexe: Fichier Informatique (Daily Report)

SCHEDULE 5

FORM OF INITIAL TRANSFER OFFER

PROJET D’ACTE DE CESSION DE CRÉANCES

Date de signature et de remise de l’Acte de Cession de Créances (Transfer Document) au Cessionnaire: le [date]

Conformément aux dispositions des Articles L. 214-43 à L. 214-48 du Code monétaire et financier,

WABCO FRANCE S.A.S., dont le siège social est situé 44 Avenue Aristide Briand, BP 12, 77410 Claye Souilly, France, (le Cédant),

cède sans garantie ni recours quelconques autres que l’existence des créances et des garanties qui s’y attachent et ceux prévus respectivement dans une convention de cession et de gestion de créances intitulée “French Receivables Purchase and Servicing Agreement” (la Convention) en date du [—] 2009 selon les modalités et obligations décrites dans la Convention, au fonds commun de titrisation FCT - Val Duchesse Titrisation, dont le Règlement (FCT Regulations) a été signé en date du [— ] 2009 (le Cessionnaire), représenté par Paris Titrisation, une société anonyme immatriculée au Registre du Commerce et des Sociétés de Nanterre sous le numéro 379 014 095, dont le siège social est situé 17, Cours Valmy, 92972 Paris La Défense (France) et représenté par [à compléter], dûment habilité aux fins des présentes (la Société de Gestion), les créances suivantes:

un lot de [insérer le nombre de créances ] Créances (Relevant Receivables) ayant donné lieu à l’émission de factures pour un montant global en principal égal à € [à compléter ].

Les créances faisant l’objet de la présente cession sont désignées et identifiées dans la liste de Créances (Receivables List) [ci-joint][jointe à l’offre de transfert initiale (Initial Transfer Offer) en date du [date]].

La personne morale dépositaire des actifs du Cessionnaire est SOCIÉTÉ GÉNÉRALE, société anonyme immatriculée au Registre du Commerce et des Sociétés de Paris sous le numéro 552 120 222, dont le siège social est situé au 29, boulevard Haussmann, 75009 Paris (France), et représentée par [à compléter] (le Dépositaire).

La présente cession de créances est soumise aux dispositions des Articles L. 214-43 à L. 214-48 du Code monétaire et financier ainsi qu’aux dispositions des Articles R.214-92 to R.214-114.

Elle emporte l’obligation pour le Cédant en sa qualité d’établissement chargé du recouvrement de procéder, à la demande du Cessionnaire, à la conservation des créances dans les conditions définies à l’Article D.214-104 du Code monétaire et financier ainsi qu’à tout acte nécessaire à la conservation des sûretés, des garanties et des accessoires attachés à ces créances, à leur modification éventuelle, à leur mise en jeu, à leur mainlevée et à leur exécution forcée.

Cet Acte de Cession de Créances (Transfer Document) est établi en un seul exemplaire original et remis au Cessionnaire. Le Dépositaire en donnera reçu.

FCT - VAL DUCHESSE TITRISATION	)
en qualité de Cessionnaire,	)
représenté par la Société de Gestion	)
)
Nom:	)
Fonction:	)

WABCO FRANCE S.A.S.	)
en qualité de Cédant,	)
représenté par:	)
)
Nom:	)
Fonction:	)

WABCO FRANCE S.A.S.	)
en qualité de Cédant,	)
représenté par:	)
)
Nom:	)
Fonction:	)

Bon pour reçu de

SOCIÉTÉ GÉNÉRALE	)
en qualité de Dépositaire,	)
)
Nom:	)
Fonction:	)

Annexe à l’Offre de Transfert Initiale: Liste de Créances (Receivables List)

SCHEDULE 6

FORM OF TRANSFER OFFER

PROJET D’ACTE DE CESSION DE CRÉANCES

Date de signature et de remise de l’Acte de Cession de Créances (Transfer Document) au Cessionnaire : le [date]

Conformément aux dispositions des Articles L. 214-43 à L. 214-48 du Code monétaire et financier,

WABCO FRANCE S.A.S., dont le siège social est situé 44 Avenue Aristide Briand, BP 12, 77410 Claye Souilly, France, (le Cédant),

cède sans garantie ni recours quelconques autres que l’existence des créances et des garanties qui s’y attachent et ceux prévus respectivement dans une convention de cession et de gestion de créances intitulée “French Receivables Purchase and Servicing Agreement” (la Convention) en date du [—] 2009 selon les modalités et obligations décrites dans la Convention, au fonds commun de titrisation FCT - Val Duchesse Titrisation, dont le Règlement (FCT Regulations) a été signé en date du [— ] 2009 (le Cessionnaire), représenté par Paris Titrisation, une société anonyme immatriculée au Registre du Commerce et des Sociétés de Nanterre sous le numéro 379 014 095, dont le siège social est situé 17, Cours Valmy, 92972 Paris La Défense (France) et représenté par [à compléter], dûment habilité aux fins des présentes (la Société de Gestion), les créances suivantes:

un lot de [insérer le nombre de créances ] Créances (Relevant Receivables) ayant donné lieu à l’émission de factures pour un montant global en principal égal à € [à compléter ].

Les créances faisant l’objet de la présente cession sont désignées et identifiées dans la liste de Créances (Receivables List) [ci-joint][jointe à l’offre de transfert (Transfer Offer) en date du [date]].

La personne morale dépositaire des actifs du Cessionnaire est SOCIÉTÉ GÉNÉRALE, société anonyme immatriculée au Registre du Commerce et des Sociétés de Paris sous le numéro 552 120 222, dont le siège social est situé au 29, boulevard Haussmann, 75009 Paris (France), et représentée par [à compléter] (le Dépositaire).

La présente cession de créances est soumise aux dispositions des Articles L. 214-43 à L. 214-48 du Code monétaire et financier ainsi qu’aux dispositions de l’Article R.214-92 à R.214-114 du Code monétaire et financier.

Elle emporte l’obligation pour le Cédant en sa qualité d’établissement chargé du recouvrement de procéder, à la demande du Cessionnaire, à la conservation des créances dans les conditions définies à l’Article D.214-104 du Code monétaire et financier ainsi qu’à tout acte nécessaire à la conservation des sûretés, des garanties et des accessoires attachés à ces créances, à leur modification éventuelle, à leur mise en jeu, à leur mainlevée et à leur exécution forcée.

Cet Acte de Cession de Créances (Transfer Document) est établi en un seul exemplaire original et remis au Cessionnaire. Le Dépositaire en donnera reçu.

FCT - VAL DUCHESSE TITRISATION	)
en qualité de Cessionnaire,	)
représenté par la Société de Gestion	)
)
Nom:	)
Fonction:	)

WABCO FRANCE S.A.S.	)
en qualité de Cédant,	)
représenté par:	)
)
Nom:	)
Fonction:	)

WABCO FRANCE S.A.S.	)
en qualité de Cédant,	)
représenté par:	)
)
Nom:	)
Fonction:	)

Bon pour reçu de

SOCIÉTÉ GÉNÉRALE	)
en qualité de Dépositaire	)
)
Nom:	)
Fonction:	)

Annexe à l’Offre de Transfert: Liste de Créances (Receivables List)

SCHEDULE 7

FORM OF TRANSFER DOCUMENT

Part A - Form to be used on the Initial Offer Date

ACTE DE CESSION DE CRÉANCES

Date de signature et de remise de l’Acte de Cession de Créances (Transfer Document) au Cessionnaire : le [date]

Conformément aux dispositions des Articles L. 214-43 à L. 214-48 du Code monétaire et financier,

WABCO FRANCE S.A.S., dont le siège social est situé 44 Avenue Aristide Briand, BP 12, 77410 Claye Souilly, France, (le Cédant),

cède sans garantie ni recours quelconques autres que l’existence des créances et des garanties qui s’y attachent et ceux prévus respectivement dans une convention de cession et de gestion de créances intitulée “French Receivables Purchase and Servicing Agreement” (la Convention) en date du [—] 2009 selon les modalités et obligations décrites dans la Convention, au fonds commun de titrisation FCT - Val Duchesse Titrisation, dont le Règlement (FCT Regulations) a été signé en date du [— ] 2009 (le Cessionnaire), représenté par Paris Titrisation, une société anonyme immatriculée au Registre du Commerce et des Sociétés de Nanterre sous le numéro 379 014 095, dont le siège social est situé 17, Cours Valmy, 92972 Paris La Défense (France) et représenté par [à compléter], dûment habilité aux fins des présentes (la Société de Gestion), les créances suivantes:

un lot de [insérer le nombre de créances ] Créances (Relevant Receivables) ayant donné lieu à l’émission de factures pour un montant global en principal égal à € [à compléter ].

Les créances faisant l’objet de la présente cession sont désignées et identifiées dans la liste de Créances (Receivables List) [ci-joint][jointe à l’offre de transfert initiale (Initial Transfer Offer) en date du [date]].

La personne morale dépositaire des actifs du Cessionnaire est SOCIÉTÉ GÉNÉRALE, société anonyme immatriculée au Registre du Commerce et des Sociétés de Paris sous le numéro 552 120 222, dont le siège social est situé au 29, boulevard Haussmann, 75009 Paris (France), et représentée par [à compléter] (le Dépositaire).

La présente cession de créances est soumise aux dispositions des Articles L. 214-43 à L. 214-48 du Code monétaire et financier ainsi qu’aux dispositions de l’Article R.214-92 à R.214-114 du Code monétaire et financier.

Elle emporte l’obligation pour le Cédant en sa qualité d’établissement chargé du recouvrement de procéder, à la demande du Cessionnaire, à la conservation des créances dans les conditions définies à l’Article D.214-104 du Code monétaire et financier ainsi qu’à tout acte nécessaire à la conservation des sûretés, des garanties et des accessoires attachés à ces créances, à leur modification éventuelle, à leur mise en jeu, à leur mainlevée et à leur exécution forcée.

Cet Acte de Cession de Créances (Transfer Document) est établi en un seul exemplaire original et remis au Cessionnaire. Le Dépositaire en donnera reçu.

FCT - VAL DUCHESSE TITRISATION	)
en qualité de Cessionnaire,	)
représenté par la Société de Gestion	)
Nom:	)
Fonction:	)

WABCO FRANCE S.A.S.	)
en qualité de Cédant,	)
représenté par:	)
Nom:	)
Fonction:	)

WABCO FRANCE S.A.S.	)
en qualité de Cédant,	)
représenté par:	)
Nom:	)
Fonction:	)
)
représenté par:	)
Nom:	)
Fonction:	)

Bon pour reçu de

SOCIÉTÉ GÉNÉRALE	)
en qualité de Dépositaire	)
Nom:	)
Fonction:	)

[Annexe à l’Acte de Cession de Créances (Transfer Document): Liste de Créances (Receivables List)]

Part B - Form to be used on each Offer Date

ACTE DE CESSION DE CRÉANCES

Date de signature et de remise de l’Acte de Cession de Créances (Transfer Document) au Cessionnaire: le [date]

Conformément aux dispositions des Articles L. 214-43 à L. 214-48 du Code monétaire et financier,

WABCO FRANCE S.A.S., dont le siège social est situé 44 Avenue Aristide Briand, BP 12, 77410 Claye Souilly, France, (le Cédant),

cède sans garantie ni recours quelconques autres que l’existence des créances et des garanties qui s’y attachent et ceux prévus respectivement dans une convention de cession et de gestion de créances intitulée “French Receivables Purchase and Servicing Agreement” (la Convention) en date du [—] 2009 selon les modalités et obligations décrites dans la Convention, au fonds commun de titrisation FCT - Val Duchesse Titrisation, dont le Règlement (FCT Regulations) a été signé en date du [—] 2009 (le Cessionnaire), représenté par Paris Titrisation, une société anonyme immatriculée au Registre du Commerce et des Sociétés de Nanterre sous le numéro 379 014 095, dont le siège social est situé 17, Cours Valmy, 92972 Paris La Défense (France) et représenté par [à compléter], dûment habilité aux fins des présentes (la Société de Gestion), les créances suivantes:

un lot de [insérer le nombre de créances ] Créances (Relevant Receivables) ayant donné lieu à l’émission de factures pour un montant global en principal égal à € [à compléter ].

Les créances faisant l’objet de la présente cession sont désignées et identifiées dans la liste de Créances (Receivables List) [ci-joint][jointe à l’offre de transfert initiale (Initial Transfer Offer) en date du [date]].

La personne morale dépositaire des actifs du Cessionnaire est SOCIÉTÉ GÉNÉRALE, société anonyme immatriculée au Registre du Commerce et des Sociétés de Paris sous le numéro 552 120 222, dont le siège social est situé au 29, boulevard Haussmann, 75009 Paris (France), et représentée par [à compléter] (le Dépositaire).

La présente cession de créances est soumise aux dispositions des Articles L. 214-43 à L. 214-48 du Code monétaire et financier ainsi qu’aux dispositions de l’Article R.214-92 à R.214-114 du Code monétaire et financier.

Elle emporte l’obligation pour le Cédant en sa qualité d’établissement chargé du recouvrement de procéder, à la demande du Cessionnaire, à la conservation des créances dans les conditions définies par les dispositions réglementaires applicables aux fonds communs de titrisation du Code monétaire et financier ainsi qu’à tout acte

nécessaire à la conservation des sûretés, des garanties et des accessoires attachés à ces créances, à leur modification éventuelle, à leur mise en jeu, à leur mainlevée et à leur exécution forcée.

Cet Acte de Cession de Créances (Transfer Document) est établi en un seul exemplaire original et remis au Cessionnaire. Le Dépositaire en donnera reçu.

FCT - VAL DUCHESSE TITRISATION	)
en qualité de Cessionnaire,	)
représenté par la Société de Gestion	)
)
Nom :	)
Fonction :	)

WABCO FRANCE S.A.S.	)
en qualité de Cédant,	)
représenté par :	)
)
Nom :	)
Fonction :	)

WABCO FRANCE S.A.S.	)
en qualité de Cédant,	)
représenté par :	)
)
Nom :	)
Fonction :	)

Bon pour reçu de

SOCIÉTÉ GÉNÉRALE	)
en qualité de Dépositaire	)
)
Nom :	)
Fonction :	)

[Annexe à l’Acte de Cession de Créances (Transfer Document): Liste de Créances (Receivables List)]

SCHEDULE 8

FORM OF NOTICE OF TRANSFER

[sur papier à en-tête de la Société de Gestion/ Gestionnaire de Substitution]

Paris, le [date]

[Nom du débiteur cédé
(« Assigned Debtor »)]

[Adresse]

Lettre recommandée avec accusé de réception

FCT - Val Duchesse Titrisation- Notification d’instructions de paiement

Madame, Monsieur,

Nous vous informons que, en vertu d’un contrat de cession et de gestion de créances en date du [—] 2009, WABCO FRANCE S.A.S. au capital de 27.000.000 euros ayant son siège social au 44 Avenue Aristide Briand, BP 12, 77410 Claye Souilly, France (le Cédant), a cédé au fonds commun de titrisation FCT - Val Duchesse Titrisation représenté par Paris Titrisation, une société anonyme immatriculée au Registre du Commerce et des Sociétés de Paris sous le numéro 379 014 095 agréée en sa qualité de société de gestion par l’Autorité des Marchés Financiers, dont le siège social est situé 17, Cours Valmy, 92800 Puteaux (le Cessionnaire), conformément aux dispositions des Articles L. 214-42-1 et suivants du Code monétaire et financier, les créances désignées ci-dessous dont vous êtes redevable envers le Cédant (les Créances Cédées).

Désignation des Créances Cédées:

[Liste des Créances Cédées à insérer]

En conséquence, nous vous demandons de n’effectuer aucun paiement au titre des Créances Cédées autrement qu’entre nos mains à compter de la réception par vous de la présente notification (la Notification) conformément aux indications mentionnées ci-dessous.

Tout règlement au titre des Créances Cédées par virement devra être effectué sur le compte bancaire du Cessionnaire dont les coordonnées sont précisées ci-dessous :

Compte bancaire du Cessionnaire :

Banque :	[à compléter]
Numéro de compte :	[à compléter]
Code banque :	[à compléter]
Code guichet :	[à compléter]
Clé RIB :	[à compléter]

Tout règlement au titre des Créances Cédées par chèque devra être libellé à l’ordre du Cessionnaire.

Les billets à ordre, lettres de change et traites relatifs aux Créances Cédées devront être souscrits ou émis à l’ordre du Cessionnaire.

Nous attirons votre attention sur le fait que seuls seront libératoires les paiements effectués conformément aux indications ci-dessus. Vous vous exposeriez à payer deux fois la même somme si votre paiement n’est pas effectué strictement comme indiqué ci-dessus.

Vous devrez, à compter de la réception de la présente notification, considérer [nom du gestionnaire de substitution], dont les coordonnées figurent ci-dessous, comme votre seul interlocuteur habilité à traiter avec vous toute question relative au paiement des Créances Cédées.

Nom :	[à compléter]
Adresse :	[à compléter]

Télécopie :	[à compléter]
Téléphone :	[à compléter]

Nous vous prions également d’informer [nom du gestionnaire de substitution] sans délai directement de toute exception au paiement des Créances Cédées que vous pourriez opposer.

Nous vous prions d’agréer, Madame, Monsieur, l’expression de nos salutations distinguées.

……………………………

PARIS TITRISATION

Représentée par:

Translation for Information Purposes

[Letterhead of the Management Company/ Replacement Servicer]

Paris, —

[Name of the Assigned Debtor]

[Address]

Registered Mail with acknowledgment of receipt

FCT - Val Duchesse Titrisation - Notice of payment instructions

Dear Sirs,

We hereby notify you that, pursuant to the provisions of a receivables purchase and servicing agreement dated [date] 2009, WABCO France S.A.S. with a share capital of [—] euros, having its registered address at 44 Avenue Aristide Briand, BP 12, 77410 Claye Souilly, France, registered with the Trade and Companies Register of Bobigny (Registre du Commerce et des Sociétés de Bobigny) (France) under number 334 367 497 (the Seller) has assigned to the fonds commun de titrisation FCT - Val Duchesse Titrisation represented by Paris Titrisation (a société anonyme registered with the Trade and Companies Register of Paris (France) under number 379 014 095, whose registered office is located at 17, Cours Valmy, 92972 Paris La Défense (France) (the French Purchaser), in accordance with Articles L. 214- 42-1 et seq. of the French Monetary and Financial Code, the following receivables identified below (the Purchased Receivables):

Identification of the Purchased Receivables:

[List of the Purchased Receivables to be inserted]

As a result, we would hereby request that any payment be made under the Purchased Receivables to WABCO France S.A.S should be stopped and exclusively made in favour of us upon receipt by you of this notice (the Notice) in accordance with the following and in accordance with the instructions provided for below.

Unless and until we issue any further notice directing otherwise all payments by wire transfer in respect of the abovementioned Receivables should continue to be made exclusively to the French Purchaser’s bank account with the following references:

Bank Account of the French Purchaser:

Bank:	[to be completed]
Account n°:	[to be completed]
Bank Code:	[to be completed]
Branch Code:	[to be completed]
Key:	[to be completed]

All payment by cheque shall be made to the order of the French Purchaser.

Promissory notes and bills of exchange in relation to the Purchased Receivables shall be signed and issued to the order of the French Purchaser.

We draw your attention to the fact that any payments made in accordance with the instructions contained in this Notice shall constitute a valid discharge of your obligations under the Purchased Receivables. Otherwise, you could be requested to pay twice the same sum in the event your payment is not strictly directed in accordance with this Notice.

You shall consider, as of the date of the this Notice, [name of the Replacement Servicer] as your sole contact entitled to handle with you any matter relating to the payment of the Purchased Receivables.

Name :	[to be completed]
Address :	[to be completed]

Fax:	[to be completed]
Telephone:	[to be completed]

We hereby request you to inform [name of the Replacement Servicer] directly and without any delay of any defences you may wish to invoke in respect of any payment under the Purchased Receivables.

Yours faithfully,

……………………………

PARIS TITRISATION

Represented by :

SCHEDULE 9

FORM OF PAYMENT INSTRUCTION LETTER

[sur papier à en-tête de Wabco France S.A.S]

[—], le [—date—]

[nom du Débiteur]

[—adresse—]

Objet :             Indication de paiement.

Madame, Monsieur,

Nous vous réferrons au[x] [contrat intitulé « nom du contrat » conclu entre nous le [—] / conditions générales de vente conclues entre nous le [—]] (le Contrat).

Nous vous informons qu’à compter de la réception par vous de la présente notification, le règlement de toute somme dont vous êtes redevable envers nous en vertu du Contrat devra être effectué par virement sur le compte bancaire dont les coordonnées sont précisées ci-dessous :

Compte bancaire :

Banque :             [—]

N° de compte :             [—]

Nom du compte : Wabco France – FCT Account

Titulaire du compte : FCT Val Duchesse – Titrisation

Code banque : [—]

Code guichet : [—]

Clé RIB :         [—]

Nous vous prions d’agréer, Madame, Monsieur, l’expression de nos salutations distinguées.

[WABCO FRANCE S.A.S]

Nom : [—]

Fonction :     [—]